Exhibit 10.2

INTERCREDITOR AGREEMENT

Dated as of

March 31, 2016

Among

ROYAL BANK OF CANADA,

as the First Lien RBL Agent

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as the Second Lien Agent

EACH PERMITTED ADDITIONAL FIRST LIEN REPRESENTATIVE

EACH PERMITTED THIRD LIEN REPRESENTATIVE

REX ENERGY CORPORATION,

as the Company

and

The Subsidiaries of the Company Named Herein

TABLE OF CONTENTS

Section 1.	Definitions	1

1.1	Defined Terms	1

1.2	Terms Generally	14

Section 2.	Treatment of Liens	15

2.1	Priority of Liens	15

2.2	Prohibition on Contesting Liens	16

2.3	No New Liens	16

2.4	Similar Liens and Agreements	18

2.5	Perfection of Liens	19

2.6	Waiver of Marshalling	19

Section 3.	Enforcement	19

3.1	Exercise of Remedies	19

3.2	Cooperation	21

3.3	Actions Upon Breach	22

Section 4.	Nature of Claims; Application	22

4.1	Nature of Claims	22

4.2	Application Provisions	22

4.3	Payments Over	24

4.4	Confirmation of Lien Priorities in Second Lien Obligations Collateral Documents	25

Section 5.	Other Agreements	26

5.1	Releases	26

5.2	Insurance	27

5.3	Amendments	28

5.4	First Lien Agent as Gratuitous Bailees/Gratuitous Agent for Perfection	28

5.5	Refinancings	30

Section 6.	Insolvency or Liquidation Proceedings	30

6.1	Financing and Other Issues	30

6.2	Relief from the Automatic Stay	31

6.3	Adequate Protection	32

6.4	Avoidance Issues	33

6.5	Application	33

6.6	Waivers	33

6.7	Post-Petition Interest	33

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6.8	Separate Classification	34

6.9	Voting	35

6.10	Reorganization Securities	35

Section 7.	Reliance; Waivers; etc.	35

7.1	Reliance	35

7.2	No Warranties or Liability	35

7.3	Obligations Unconditional	36

Section 8.	Miscellaneous	36

8.1	Conflicts	36

8.2	Continuing Nature of this Agreement; Severability	37

8.3	Amendments; Waivers	37

8.4	Information Concerning Financial Condition of the Company and its Subsidiaries	37

8.5	Subrogation	37

8.6	Application of Payments	38

8.7	Governing Law; Jurisdiction; Consent to Service of Process; Waivers	38

8.8	WAIVER OF JURY TRIAL	39

8.9	Notices	39

8.10	Further Assurances	40

8.11	Binding on Successors and Assigns	40

8.12	Specific Performance	40

8.13	Section Titles	40

8.14	Counterparts	40

8.15	Authorization	40

8.16	No Third Party Beneficiaries; Successors and Assigns	40

8.17	Effectiveness of Agreement	40

8.18	Agent Capacities	41

8.19	Relative Rights	41

8.20	References	41

8.21	Intercreditor Agreements	41

8.22	Supplements	42

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of March 31, 2016 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, this “Agreement”), among ROYAL BANK OF CANADA (“Royal Bank”), in its capacity as the First Lien RBL Agent, WILMINGTON SAVINGS FUND SOCIETY, FSB (“Wilmington”), in its capacity as the Second Lien Agent, each Permitted Additional First Lien Representative (as defined below), each Permitted Third Lien Representative (as defined below), REX ENERGY CORPORATION, a Delaware corporation (together with its successors in such capacity and as provided in Section 8.17, the “Company”), and the subsidiaries of the Company from time to time party hereto.

BACKGROUND

A. WHEREAS, the Company entered into that certain Amended and Restated Credit Agreement dated as of March 27, 2013, among the Company, the lenders party thereto from time to time, Royal Bank, as administrative agent and collateral agent and the other Persons party thereto;

B. WHEREAS, the Company entered into that certain Indenture dated as of the date hereof for those certain 1.00%/8.00% Senior Secured Second Lien Notes Due 2020, among the Company, as Issuer, the subsidiary guarantors named therein, and Wilmington Savings Fund Society, FSB, as Trustee (the “Second Lien Indenture”); and

C. WHEREAS, this Agreement shall, on and after the date hereof, govern the relationship between the First Lien Secured Parties as a group, the Second Lien Secured Parties as a group, and any future Permitted Third Lien Secured Parties as a group, with respect to the Collateral.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.	Definitions.

1.1 Defined Terms. Unless otherwise specified herein, capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the RBL Credit Agreement or, if not defined therein, the Second Lien Indenture. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Cap” means, as of any date of determination, an amount that is equal to the result of (a) (i) the greater of (A) $285,000,000, and (B) a principal amount of such Indebtedness permitted to be incurred pursuant to Section 4.06(b)(i)(A) of the Second Lien Indenture as of such date of determination such that, after giving pro forma effect to the incurrence thereof, the PV-10 Value (as defined in the Second Lien Indenture) of the Company’s and its Subsidiaries’ Proved Developed Producing Reserves (as defined in the Second Lien Indenture), determined with respect to the date on which such Indebtedness is incurred, is equal to at least 135% of the principal amount of such Indebtedness, minus (ii) the First Lien RBL Cap as of such date of determination, minus (b) the aggregate amount of principal payments on the Permitted Additional First Lien Obligations (other than any principal payments resulting from a Refinancing permitted under the terms of this Agreement).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“All-In-Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issuance discount, upfront fees, a eurodollar or LIBO Rate floor, a base rate floor, or otherwise; provided, that original issuance discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the weighted average life to maturity at the time of its incurrence of the applicable indebtedness); provided, further, that “All-In-Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, amendment fees or other fees paid to one or more arrangers of such indebtedness.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency or receivership law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Collateral” means all assets and properties, whether real, personal or mixed, subject to Liens in favor of any First Lien Secured Parties, any Second Lien Secured Parties, or any Permitted Third Lien Secured Parties created by any of the First Lien Collateral Documents, the Second Lien Collateral Documents, or any Permitted Third Lien Documents, as applicable, including any assets in which any First Lien Agent, the Second Lien Agent, or any Permitted Third Lien Representative, as applicable, is automatically deemed to have a Lien pursuant to the provisions of Section 2.3 and Section 2.4 and including any asset subject to Liens granted pursuant to Section 6 to secure the First Lien Obligations, the Second Lien Obligations, or any Permitted Third Lien Obligations.

“Company” has the meaning assigned to such term in the preamble hereof.

“Comparable Permitted Third Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, those Permitted Third Lien Documents that create a Lien on the same portion of Collateral, granted by the same Obligor or Obligors.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, those Second Lien Collateral Documents that create a Lien on the same portion of Collateral, granted by the same Obligor or Obligors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract (other than a contract under which a Person, or one or more Persons that otherwise constitute a subsidiary of such Person, provides management, operation or similar services but does not control the policies of such Person (including the appointment of such management)) or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the equity interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Reorganization Securities” has the meaning assigned to such term in Section 6.10.

“Discharge of First Lien Priority Obligations” means that that the Discharge of First Lien Priority RBL Obligations has occurred and the Discharge of Permitted Additional First Lien Priority Obligations has occurred. The term “Discharged” with respect to the First Lien Priority Obligations has a correlative meaning to the foregoing.

“Discharge of First Lien Priority RBL Obligations” means, except to the extent otherwise expressly provided in Section 6.4, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in the proceeding), expenses (including, without limitation, all legal fees) and premium, if any, on all outstanding First Lien Priority RBL Obligations; (b) payment in full in cash of all other First Lien Priority RBL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); (c) termination or expiration of all commitments to lend and extend credit and to acquire participations in letters of credit and all obligations to issue, amend, renew or extend letters of credit under the under the First Lien RBL Documents; (d) termination or cash collateralization (in an amount and manner satisfactory to the Issuing Bank that issues any letter of credit constituting First Lien Priority RBL Obligations, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit constituting First Lien Priority RBL Obligations; (e) termination of each Secured Swap Agreement and the payment in full in cash by wire transfer of immediately available funds of all obligations thereunder (other than any Secured Swap Agreement with respect to which other arrangements satisfactory in the sole discretion of the Secured Swap Party that is a party to such Secured Swap Agreement have been made and communicated to the First Lien RBL Agent); (f) termination of each Secured Cash Management Agreement and the payment in full in cash by wire transfer of immediately available funds of all obligations thereunder (other than any Secured Cash Management Agreement with respect to which other arrangements satisfactory in the sole discretion of the Secured Cash Management Provider that is a party to such Secured Cash Management Agreement have been made and communicated to the First Lien RBL Agent); and (g) the provision of cash collateral to the applicable First Lien RBL Secured Parties in such amount as such First Lien RBL Secured Parties determine is reasonably necessary to secure such First Lien Secured Parties in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of such First Lien RBL Secured Parties may be entitled to indemnification by any Obligor pursuant to the indemnification provisions in the applicable First Lien RBL Documents; provided that the Discharge of First Lien Priority RBL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of a facility designated by the Company as a Refinancing of the First Lien RBL Obligations. In the event that any First Lien Priority RBL Obligations are modified and such First Lien Priority RBL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or any other similar provision of another Bankruptcy Law, such First Lien Priority RBL Obligations shall be deemed to be Discharged when the final payment is made, in cash or in the form of consideration otherwise provided for in the applicable Plan of Reorganization, in respect of such Indebtedness and any obligations pursuant to such new Indebtedness shall have been satisfied. The term “Discharged” with respect to the First Lien Priority RBL Obligations has a correlative meaning to the foregoing.

“Discharge of Permitted Additional First Lien Priority Obligations” means (a) payment in full in cash of the principal of, and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in the proceeding), expenses (including, without limitation, all legal fees) and premium, if any, on, all Permitted Additional First Lien Priority Obligations; (b) payment in full in cash or otherwise of all other Permitted Additional First Lien Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and (c) the provision of cash collateral to the applicable Permitted Additional First Lien Secured Parties in such amount as such Permitted Additional First Lien Secured Parties determine is reasonably necessary to secure such Permitted Additional First Lien Secured Parties in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of such Permitted Additional First Lien Secured Parties may be entitled to indemnification by any Obligor pursuant to the indemnification provisions in the applicable Permitted Additional First Lien Documents; provided that the Discharge of Permitted Additional First Lien Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of a facility designated by the Company as a Refinancing of the Permitted Additional First Lien Priority Obligations. In the event that any Permitted Additional First Lien Priority Obligations are modified and such Permitted Additional First Lien Priority Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or any other similar provision of another Bankruptcy Law, such Permitted Additional First Lien Priority Obligations shall be deemed to be Discharged when the final payment is made, in cash or in the form of consideration otherwise provided for in the applicable Plan of Reorganization, in respect of such Indebtedness and any obligations pursuant to such new Indebtedness shall have been satisfied. The term “Discharged” with respect to the Permitted Additional First Lien Priority Obligations has a correlative meaning to the foregoing.

“Discharge of Second Lien Priority Obligations” means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in the proceeding), expenses (including, without limitation, all legal fees) and premium, if any, on all Second Lien Priority Obligations; (b) payment in full in cash or otherwise of all other Second Lien Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and (c) the provision of cash collateral to the applicable Second Lien Secured Parties in such amount as such Second Lien Secured Parties determine is reasonably necessary to secure such Second Lien Secured Parties in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of such Second Lien Secured Parties may be entitled to indemnification by any Obligor pursuant to the indemnification provisions in the applicable Second Lien Documents; provided that the Discharge of Second Lien Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of a facility designated by the Company as a Refinancing of the Second Lien Priority Obligations. In the event that any Second Lien Priority Obligations are modified and such Second Lien Priority Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or any other similar provision of another Bankruptcy Law, such Second Lien Priority Obligations shall be deemed to be Discharged when the final payment is made, in cash or in the form of consideration otherwise provided for in the applicable Plan of Reorganization, in respect of such Indebtedness and any obligations pursuant to such new Indebtedness shall have been satisfied. The term “Discharged” with respect to the Second Lien Priority Obligations has a correlative meaning to the foregoing.

“Dispose” or “Disposed of” means to convey, sell, lease, exchange, assign, farm-out, transfer or otherwise dispose of any property, business or assets. The term “Disposition” has a correlative meaning to the foregoing.

“Documents” means, collectively, the First Lien Documents, the Second Lien Documents, and any Permitted Third Lien Documents, or any of the foregoing.

“Enforcement Action” means an action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under any of the First Lien Documents, the Second Lien Documents, or any Permitted Third Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under letters-in-lieu, bailee’s letter, landlord consents or similar agreements or arrangements, if applicable);

(b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling Collateral;

(c) receive a transfer of Collateral in satisfaction of Indebtedness or any other obligations secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity or pursuant to any of the First Lien Documents or Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(e) effect the disposition of Collateral by any Obligor (in lieu of a foreclosure sale) after the occurrence and during the continuation of an Event of Default (as defined in the RBL Credit Agreement, any Permitted Additional First Lien Document, the Second Lien Indenture, or any Permitted Third Lien Document) with the consent of the applicable First Lien Agent, the Second Lien Agent, or any Permitted Third Lien Representative, as applicable;

provided that “Enforcement Action” (i) shall not include any forbearance from the exercise of any remedies by any First Lien Agent or any other First Lien Secured Parties, by the Second Lien Agent or any other Second Lien Secured Parties, or by any Permitted Third Lien Representative or any other Permitted Third Lien Secured Parties, as the case may be, and (ii) will be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency or Liquidation Proceeding against the owner of Collateral.

“Excess First Lien Obligations” means any Excess Permitted Additional First Lien Obligations and any Excess First Lien RBL Obligations.

“Excess First Lien RBL Obligations” means all First Lien Principal RBL Obligations in excess of the First Lien RBL Cap.

“Excess Permitted Additional First Lien Obligations” means all Permitted Additional First Lien Principal Obligations in excess of the Additional First Lien Cap.

“Excess Second Lien Obligations” means the portion of the principal amount outstanding under the Second Lien Notes that is in excess of the Second Lien Cap.

“First Lien Agent” means the First Lien RBL Agent or any Permitted Additional First Lien Representative, as the context may require, and “First Lien Agents” means the First Lien RBL Agent and any Permitted Additional First Lien Representative.

“First Lien Collateral” means all of the First Lien RBL Collateral and all of the Permitted Additional First Lien Collateral, if any.

“First Lien Collateral Documents” means, collectively, the First Lien RBL Collateral Documents and the Permitted Additional First Lien Collateral Documents.

“First Lien Documents” means, collectively, the First Lien RBL Documents and the Permitted Additional First Lien Documents.

“First Lien Intercreditor Agreement” means any first lien intercreditor agreement between First Lien RBL Agent and any Permitted Additional First Lien Representative.

“First Lien Obligations” means the First Lien RBL Obligations and any Permitted Additional First Lien Obligations.

“First Lien Principal RBL Obligations” means, as of any date of determination, the aggregate unpaid principal of the loans outstanding under the RBL Credit Agreement and reimbursement obligations in respect of letters of credit under the RBL Credit Agreement and the aggregate amount of any make whole, redemption, repayment, prepayment, yield maintenance, or similar premium due and payable upon the repayment or following acceleration of such Indebtedness or following the commencement of any Insolvency or Liquidation Proceeding.

“First Lien Priority Obligations” means all First Lien Priority RBL Obligations and any Permitted Additional First Lien Priority Obligations.

“First Lien Priority RBL Obligations” means all First Lien RBL Obligations other than Excess First Lien RBL Obligations.

“First Lien RBL Agent” means the Person serving as the administrative agent under the RBL Credit Agreement (or the collateral agent, if applicable), together with its successors and permitted assigns under the First Lien Documents exercising substantially the same rights and powers. As of the date hereof, Royal Bank shall be the First Lien RBL Agent.

“First Lien RBL Cap” means, as of any date of determination, an amount that is equal to the sum of (a) the greater of (i) (A) if Permitted Additional First Lien Obligations are outstanding on such date of determination, zero or (B) if Permitted Additional First Lien Obligations are not outstanding on such date of determination, $230,000,000 and (ii) 115% of the sum of (A) the most recently established Borrowing Base (as defined in the RBL Credit Agreement) under the RBL Credit Agreement, plus (B) any or all of the following which is applicable (but without duplication): (x) the amount of any Borrowing Base Deficiency (as defined in the RBL Credit Agreement) and (y) any Revolving Credit Exposures (as defined in the RBL Credit Agreement) in excess of the Aggregate Maximum Credit Amount (as defined in the RBL Credit Agreement) resulting from a reduction of the Aggregate Maximum Credit Amount; provided, however, the amount set forth in clause (B) shall not include any additional amounts in respect of principal to the extent such excess is the result of additional loans advanced or letters of credit issued (other than renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) while a Borrowing Base Deficiency is in effect (other than loans and letters of credit that were made or issued, as applicable, without actual knowledge that such loans or letters of credit were being made or issued while a Borrowing Base Deficiency is in effect), plus (b) the First Lien RBL DIP Amount. Notwithstanding anything herein to the contrary, the calculation of “First Lien RBL Cap” refers to and covers all First Lien Principal RBL Obligations; provided that for purposes of clarification the definition of “First Lien RBL Cap” does not include or apply to (and in no way limits) cash interest or fees due under the First Lien RBL Documents or amounts due under any Secured Swap Agreements or Secured Cash Management Agreements or any other First Lien RBL Obligations.

“First Lien RBL Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien RBL Obligations.

“First Lien RBL Collateral Agreement” means the Amended and Restated Guaranty and Collateral Agreement dated as of March 27, 2013, among the Company, each other Obligor party thereto and the First Lien RBL Agent, as amended, restated, supplemented or otherwise modified from time to time to the extent not in contravention with the terms hereof.

“First Lien RBL Collateral Documents” means, collectively, the First Lien RBL Collateral Agreement, any of the other “Security Instruments” (or comparable terms) as defined in the RBL Credit Agreement, and any other agreements, documents or instruments pursuant to which a Lien is granted or purported to be granted to secure any First Lien RBL Obligation or under which rights or remedies with respect to such Liens are granted.

“First Lien RBL DIP Amount” means, after the commencement of an Insolvency or Liquidation Proceeding by any Obligor, the greater of (a) $15,000,000 and (b) 10% of the most recently established Borrowing Base (as defined in the RBL Credit Agreement) under the RBL Credit Agreement.

“First Lien RBL Documents” means (i) the RBL Credit Agreement, the “Loan Documents” (as defined in the RBL Credit Agreement), the First Lien RBL Collateral Documents, and any other documentation in respect of the RBL Facility; (ii) each Secured Swap Agreement; (iii) each Secured Cash Management Agreement; (iv) each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing, any First Lien RBL Obligations; and (v) any other document or instrument executed or delivered at any time in connection with any First Lien RBL Obligations, including any guaranty of or grant of Collateral to secure any such First Lien RBL Obligations, and any intercreditor or joinder agreement to which holders of First Lien RBL Obligations are parties.

“First Lien RBL Obligations” means all obligations of the Company and the other Obligors under the RBL Credit Agreement and the other First Lien RBL Documents, including, without limitation, (a) any and all obligations with respect to the payment of any principal, interest or make whole, redemption, repayment, prepayment, yield maintenance, or similar premium, and any reimbursement obligation in respect of any letter of credit, including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, and any fees, indemnification obligations, expense reimbursement obligations or other liabilities, (b) any obligation to post cash collateral in respect of letters of credit or any other obligations constituting Indebtedness or other obligations under the First Lien RBL Documents, (c) all guarantees by the Guarantors of all obligations of the Obligors under the First Lien RBL Documents, the Secured Swap Agreements and the Secured Cash Management Agreements; (d) all obligations under any Secured Swap Agreement; (e) all obligations under any Secured Cash Management Agreement; and (f) all obligations under any agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing. Without limitation of the foregoing, “First Lien RBL Obligations” shall include any and all “Indebtedness” as such term is defined in the RBL Credit Agreement. To the extent any payment with respect to the First Lien RBL Obligations (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “First Lien RBL Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien RBL Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“First Lien RBL Secured Parties” means, at any time, (a) the First Lien RBL Agent, any other agents under the RBL Credit Agreement, each Issuing Bank, the RBL Lenders, each Secured Swap Party, each Secured Cash Management Provider, and all other holders of First Lien RBL Obligations at such time, and (b) the successors and assigns of each of the foregoing.

“First Lien Secured Parties” means the First Lien RBL Secured Parties and any Permitted Additional First Lien Secured Parties.

“Guarantors” means each subsidiary of the Company that guarantees or is required to guarantee the Indebtedness under the First Lien Documents, the Second Lien Documents, or any Permitted Third Lien Documents.

“Indebtedness” means and includes all obligations that constitute “Indebtedness,” “Debt” or other comparable terms as defined in the RBL Credit Agreement, the Second Lien Indenture, any Permitted Additional First Lien Document, or any Permitted Third Lien Document, as applicable.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Obligor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except to the extent permitted by the applicable Documents) or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.

“Issuing Bank” means any issuer of letters of credit under the RBL Credit Agreement, including, without limitation, the Issuing Bank or any Issuing Bank (as any such term is defined in the RBL Credit Agreement).

“Joinder” means a joinder agreement to this Agreement substantially in the form of Exhibit A.

“Lien” means any lien (including, without limitation, judgment liens and liens arising by operation of law, subrogation, or otherwise), mortgage or deed of trust, pledge, hypothecation, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof), and any option, call, trust, UCC financing statement, or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment, whether based on or arising under common law, statute, contract or otherwise, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, deposit, security agreement, conditional sale or trust receipt, mechanic’s or materialman’s lien, or a lease, consignment or bailment, or any other charge or encumbrance for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.

“New York Courts” has the meaning assigned to such term in Section 8.7(b).

“obligations” means all obligations of every nature of a Person owed to any obligee under an agreement, whether for principal, interest, or payments for early termination, fees, expenses, indemnification, or otherwise, and all guaranties of any of the foregoing, whether absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligors” means the Company, each Guarantor and each Pledgor.

“Permitted Additional First Lien Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Permitted Additional First Lien Obligations.

“Permitted Additional First Lien Collateral Documents” means, collectively, any agreements, documents or instruments pursuant to which a Lien is granted or purported to be granted to secure any Permitted Additional First Lien Obligations or under which rights or remedies with respect to such Liens are granted.

“Permitted Additional First Lien Documents” means, at any time, each of the notes, agreements, documents, collateral documents, joinders and instruments providing for or evidencing any Permitted Additional First Lien Obligations as well as any other document or instrument executed or delivered at any time in connection with any Permitted Additional First Lien Obligations, to the extent such are effective at the relevant time.

“Permitted Additional First Lien Obligations” means Indebtedness, excluding the First Lien RBL Obligations, that is expressly permitted under the RBL Credit Agreement (or that has been consented to in writing by the requisite RBL Lenders in accordance with the RBL Credit Agreement) and the Second Lien Indenture, qualifies as “Permitted Debt” under Section 4.06(b)(i) of the Second Lien Indenture, and is the subject of a Joinder. Without limiting the foregoing, “Permitted Additional First Lien Obligations” shall include all “Indebtedness” as defined in the Second Lien Indenture, including but not limited to all cash interest, accrued or accruing.

“Permitted Additional First Lien Principal Obligations” means, as of any date of determination, the aggregate unpaid principal of the loans outstanding under any Permitted Additional First Lien Documents and the aggregate amount of any make whole, redemption, repayment, prepayment, yield maintenance, or similar premium due and payable upon the repayment or following acceleration of such Indebtedness or following the commencement of any Insolvency or Liquidation Proceeding.

“Permitted Additional First Lien Priority Obligations” means all Permitted Additional First Lien Obligations other than Excess Permitted Additional First Lien Obligations.

“Permitted Additional First Lien Representative” means, at any time, each duly authorized representative, trustee or agent of any holders of Permitted Additional First Lien Obligations which representative, trustee or agent has executed a Joinder and which is a party to the Permitted Additional First Lien Documents.

“Permitted Additional First Lien Secured Parties” means, at any time, the Permitted Additional First Lien Representative and all holders of Permitted Additional First Lien Obligations at such time.

“Permitted Remedies” means, with respect to any Second Lien Obligations or Permitted Third Lien Obligations,

(a) filing a claim, proof of claim, or statement of interest with respect to such Second Lien Obligations or any Permitted Third Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Obligor;

(b) taking any action (not adverse to the Liens on the Collateral securing any First Lien Obligations (or with respect to Permitted Remedies by any Permitted Third Lien Secured Party, the Second Lien Obligations), the priority status thereof, or the rights of any First Lien Agent or any of the other First Lien Secured Parties (or with respect to Permitted Remedies by any Permitted Third Lien Secured Party, the Second Lien Agent or any of the other Second Lien Secured Parties) to exercise rights, powers and/or remedies in respect thereof) in order to create, prove, preserve, perfect or protect (but not enforce) its rights in and perfection and priority of its Lien on any of the Collateral;

(c) filing any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Lien Secured Parties or any Permitted Third Lien Secured Parties, as applicable, including any claims secured by the Collateral securing the Second Lien Obligations or any Permitted Third Lien Obligations, as applicable, in each case in accordance with the terms of this Agreement;

(d) filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either any Insolvency or Liquidation Proceeding or applicable non-Bankruptcy Law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction);

(e) voting on any Plan of Reorganization that is consistent with the terms of this Agreement (including, without limitation, Section 6.9), filing any proof of claim, making other filings and making any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement;

(f) bidding for or purchasing Collateral at any public, private, or judicial foreclosure upon Collateral initiated by any First Lien Secured Party, or any sale of Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations or any Permitted Third Lien Obligations unless the proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Priority Obligations; and

(f) solely with respect to the Second Lien Secured Parties and the Second Lien Obligations, from and after the Second Lien Enforcement Date (but subject, in any event, to Section 4.2 and Section 4.3), (i) taking any Enforcement Actions with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Agent or any other Second Lien Secured Party is a party) or (ii) commencing or joining with any Person (other than any First Lien Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any action of foreclosure).

“Permitted Third Lien Collateral” means all of the assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Permitted Third Lien Obligations.

“Permitted Third Lien Documents” means, at any time, each of the notes, agreements, documents, collateral documents, joinders and instruments providing for or evidencing any Permitted Third Lien Obligations as well as any other document or instrument executed or delivered at any time in connection with any Permitted Third Lien Obligations, to the extent such are effective at the relevant time.

“Permitted Third Lien Obligations” means Indebtedness that is permitted under the RBL Credit Agreement, any Permitted First Lien Additional Documents and the Second Lien Indenture, qualifies as “Junior Lien Debt” under the Second Lien Indenture, and is the subject of a Joinder.

“Permitted Third Lien Representative” means, at any time, each duly authorized representative, trustee or agent of any holders of Permitted Third Lien Obligations which representative, trustee or agent has executed a Joinder and which is a party to the Permitted Third Lien Obligations Documents.

“Permitted Third Lien Secured Parties” means, at any time, the Permitted Third Lien Representative and all holders of Permitted Third Lien Obligations at such time.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organizations, whether or not legal entities, governmental authority, or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” means the Collateral in the possession or control of any Representative (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction.

“Pledgors” means the Company and each of its subsidiaries that shall have granted any Lien in favor of any Representative or any other Secured Parties on any of its assets or properties to secure any of the Secured Obligations.

“Post-Petition Claims” means, collectively, interest, fees, costs, expenses and other charges that pursuant to any First Lien Document, any Second Lien Document, or any Permitted Third Lien Document continue to accrue after the commencement of an Insolvency or Liquidation Proceeding.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC, of the Collateral, and (b) whatever is recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including any additional or replacement Collateral provided during any Insolvency or Liquidation Proceeding and any payment, property or distributions received in an Insolvency or Liquidation Proceeding on account of any “secured claim” (within the meaning of section 506(b) of the Bankruptcy Code or similar Bankruptcy Law).

“RBL Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of March 27, 2013, among the Company, the lenders party thereto from time to time and the First Lien RBL Agent, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refinanced, extended or otherwise modified from time to time to the extent not in contravention with the terms hereof, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case to the extent not in contravention with the terms hereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “RBL Credit Agreement”).

“RBL DIP Financing” has the meaning assigned to such term in Section 6.1(a).

“RBL Facility” means the revolving credit facility provided for in the RBL Credit Agreement.

“RBL Lenders” means the “Lenders” under and as defined in the RBL Credit Agreement.

“Recovery” has the meaning assigned to such term in Section 6.4.

“Refinance” means, in respect of any Indebtedness (or, in the case of any revolving or similar credit facility, any undrawn and available commitments in respect of Indebtedness), to amend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify from time to time (including by means of any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof). “Refinanced” and “Refinancing” have correlative meanings.

“Reorganization Securities” has the meaning assigned to such term in Section 6.10.

“Representative” means (a) in respect of the First Lien RBL Obligations or the First Lien RBL Secured Parties, the First Lien RBL Agent, (b) in respect of any Permitted Additional First Lien Obligations or any Permitted Additional First Lien Secured Parties, the applicable Permitted Additional First Lien Representative, (c) in respect of the Second Lien Obligations or the Second Lien Secured Parties, the Second Lien Agent, and (d) in respect of any Permitted Third Lien Obligations or any Permitted Third Lien Secured Parties, the applicable Permitted Third Lien Representative.

“Royal Bank” has the meaning assigned to such term in the preamble hereof.

“Second Lien Agent” means the collateral trustee for the Second Lien Secured Parties, together with its successors and permitted assigns under the Second Lien Indenture exercising substantially the same rights and powers. As of the date hereof, Wilmington shall be the Second Lien Agent.

“Second Lien Cap” means the result of (a) $728,705,604, minus (b) the aggregate amount of principal payments on the Second Lien Notes (other than payments in connection with a Refinancing permitted under the terms of this Agreement). For the avoidance of doubt, and notwithstanding anything herein to the contrary, the calculation of “Second Lien Cap” refers only to Second Lien Principal Obligations and does not include or apply to (and in no way caps) interest, fees or other amounts due under the Second Lien Documents.

“Second Lien Collateral” means all of the assets and property of any Obligor, whether real, Personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means, collectively, each of the “Security Documents” (or comparable term) as defined in the Second Lien Indenture, and any other agreements, documents or instruments pursuant to which a Lien is granted or purported to be granted to secure any Second Lien Obligation or under which rights or remedies with respect to such Liens are granted.

“Second Lien Documents” means, collectively, the documentation in respect of the Second Lien Notes, including the Second Lien Indenture, the Second Lien Collateral Documents and any other “Note Documents” (or comparable term) as defined in the Second Lien Indenture.

“Second Lien Enforcement Date” means the date which is 180 days after the occurrence of (a) an Event of Default (under and as defined in the Second Lien Indenture) and acceleration of the indebtedness incurred pursuant to the Second Lien Notes and (b) each First Lien Agent’s receipt of written notice from the Second Lien Agent certifying that an Event of Default (under and as defined in the Second Lien Indenture) has occurred and is continuing and that there has been an acceleration of the Indebtedness incurred pursuant to the Second Lien Notes; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (i) at any time any First Lien Agent or any First Lien Secured Party have commenced and are diligently pursuing in good faith any exercise of rights and remedies with respect to all or a material portion of the Collateral and (ii) at any time the Obligor which has granted a security interest in the applicable Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Second Lien Indenture” has the meaning assigned to such term in the recitals, as such indenture is as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refinanced, extended or otherwise modified from time to time to the extent not in contravention with the terms hereof, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “Second Lien Indenture”), in each case to the extent not in contravention with the terms hereof.

“Second Lien Notes” means the notes issued pursuant to and in accordance with the Second Lien Indenture.

“Second Lien Obligations” means all obligations of the Company and the other Obligors under the Second Lien Indenture and the other Second Lien Documents, including, without limitation, (i) any and all obligations with respect to the payment of any principal, interest or make whole, redemption, repayment, prepayment, yield maintenance, or similar premium, including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, and any fees, indemnification obligations, expense reimbursement obligations or other liabilities, (ii) all guarantees by the Guarantors of all obligations of the Obligors under the Second Lien Documents and (iii) all obligations under any agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Second

Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Principal Obligations” means, as of any date of determination, the aggregate unpaid principal outstanding under the Second Lien Notes.

“Second Lien Priority Obligations” means all Second Lien Obligations other than Excess Second Lien Obligations.

“Second Lien Secured Parties” means the Persons holding any Second Lien Obligations, including the Second Lien Agent.

“Secured Obligations” means, collectively, the First Lien Obligations, the Second Lien Obligations and any Permitted Third Lien Obligations, or any of the foregoing.

“Secured Parties” means, collectively, the First Lien Secured Parties, the Second Lien Secured Parties and any Permitted Third Lien Secured Parties, or any of the foregoing.

“Secured Cash Management Agreement” has the meaning assigned to such term in the RBL Credit Agreement (or equivalent term in any Refinancing thereof).

“Secured Cash Management Provider” has the meaning assigned to such term in the RBL Credit Agreement (or equivalent term in any Refinancing thereof).

“Secured Swap Agreement” has the meaning assigned to such term in the RBL Credit Agreement (or equivalent term in any Refinancing thereof).

“Secured Swap Party” means (a) a “Secured Swap Party” as such term is defined in the RBL Credit Agreement (or equivalent term in any Refinancing thereof) and (b) any other Person identified to each of the First Lien Agents and the Second Lien Agent in writing by Company on or after the date hereof and approved in writing by each First Lien Agent.

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, unless otherwise provided herein.

“Wilmington” has the meaning assigned to such term in the preamble hereof.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

SECTION 2.	Treatment of Liens.

2.1 Priority of Liens. Notwithstanding (a) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to secure any First Lien Obligations on the Collateral or of any Liens granted to secure any Second Lien Obligations on the Collateral, (b) any provision of the UCC, any Bankruptcy Law or any other applicable law, (c) any provision of any of the First Lien Documents, the Second Lien Documents, or any Permitted Third Lien Documents, (d) whether any First Lien Secured Party, Second Lien Secured Party, or Permitted Third Lien Secured Party, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (e) the fact that any Liens granted to secure any Permitted Third Lien Obligations, any Liens granted to secure the Second Lien Obligations, or any Liens granted to secure any First Lien Obligations (or portions thereof) may be subordinated, voided, avoided, invalidated or lapsed or (f) any other circumstance of any kind or nature whatsoever, each of each First Lien Agent, for itself and on behalf of the First Lien Secured Parties it represents, and the Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, hereby agrees that:

(i) any Lien on the Collateral securing any First Lien Priority Obligations (or portions thereof) will at all times, regardless of how acquired (whether by grant, statute, operation of law, subrogation or otherwise), have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations for all purposes,

(ii) any Lien on the Collateral securing any Second Lien Obligations will at all times, regardless of how acquired (whether by grant, statute, operation of law, subrogation or otherwise), be junior and subordinate in all respects to any Liens on the Collateral securing any First Lien Priority Obligations (or portions thereof) for all purposes,

(iii) any Lien on the Collateral securing any Second Lien Priority Obligations will at all times, regardless of how acquired (whether by grant, statute, operation of law, subrogation or otherwise), have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Excess First Lien Obligations (or portions thereof) for all purposes,

(iv) any Lien on the Collateral securing any Excess First Lien Obligations (or portions thereof) will at all times, regardless of how acquired (whether by grant, statute, operation of law, subrogation or otherwise), be junior and subordinate in all respects to any Liens on the Collateral securing any Second Lien Priority Obligations for all purposes,

(v) any Lien on the Collateral securing any First Lien Obligations (or portions thereof) and any Lien on the Collateral securing any Second Lien Obligations will at all times, regardless of how acquired (whether by grant, statute, operation of law, subrogation or otherwise), have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Permitted Third Lien Obligations (or portions thereof) for all purposes, and

(vi) any Lien on the Collateral securing any Permitted Third Lien Obligations (or portions thereof) will at all time, regardless of how acquired (whether by grant, statute, operation of law, subrogation or otherwise), be junior and subordinate in all respects to any Liens on the Collateral securing any First Lien Obligations (or portions thereof) and any Liens on the Collateral securing any Second Lien Obligations for all purposes.

2.2 Prohibition on Contesting Liens. Each Permitted Third Lien Representative, for itself and on behalf of the Permitted Third Lien Secured Parties it represents, the Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, and each First Lien Agent, for itself and on behalf of the First Lien Secured Parties it represents, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any First Lien Obligations (or portions thereof) held (or purported to be held) by or on behalf of any of the First Lien Secured Parties or any agent or trustee therefor in any Collateral or any other Lien, collateral or security in respect of any First Lien Obligations (or portions thereof), (b) a Lien securing any Second Lien Obligations held (or purported to be held) by or on behalf of any of the Second Lien Secured Parties or any agent or trustee therefor in any Collateral or any other Lien, collateral or security in respect of the Second Lien Obligations, as the case may be, or (c) a Lien securing any Permitted Third Lien Obligations held (or purported to be held) by or on behalf of any of the Permitted Third Lien Secured Parties or any agent or trustee therefor in any Collateral or any other Lien, collateral or security in respect of any Permitted Third Lien Obligations, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of (i) any First Lien Agent or any other First Lien Secured Party to enforce this Agreement (including the priority of Lien provisions set forth in Section 2.1 or the provisions for exercise of remedies) or any of the First Lien Documents, or (ii) the Second Lien Agent or any other Second Lien Secured Party to enforce this Agreement (including the priority of Lien provisions set forth in Section 2.1 or the provisions for exercise of remedies) or any of the Second Lien Documents.

2.3 No New Liens.

(a) Subject to Section 6, the Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Obligor, it shall not acquire or hold any Lien on any assets of the Company or any other Obligor securing any Second Lien Obligations that are not also subject to first-priority Liens securing all of the First Lien Obligations under the First Lien Documents. Subject to Section 6, if the Second Lien Agent or any Second Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any property that is not also subject to a first-priority Lien in respect of all of the First Lien Obligations under the First Lien Documents, then the Second Lien Agent or such Second Lien Secured Party, as the case may be, shall, without the need for any further consent of any Person and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of each First Lien Agent as security for the applicable First Lien Obligations (subject to Section 4.2 and Section 4.3 and other terms hereof) and shall promptly notify each First Lien Agent in writing of the existence of such Lien (if and to the extent the Second Lien Agent or such Second Lien Secured Party has actual knowledge of the existence of such Lien) and in any event take such actions as may be reasonably requested by any First Lien Agent to assign such Liens to each

First Lien Agent as security for the applicable First Lien Obligations, provided that the Second Lien Agent or such Second Lien Secured Party may retain a second-priority Lien on such property for the benefit of the Second Lien Secured Parties. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any First Lien Agent and/or any other First Lien Secured Parties, the Second Lien Agent, on behalf of Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3(a) shall be subject to Section 4.2 and Section 4.3.

(b) Subject to Section 6, each Permitted Third Lien Representative, for itself and on behalf of the Permitted Third Lien Secured Parties it represents, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Obligor, it shall not acquire or hold any Lien on any assets of the Company or any other Obligor securing any Permitted Third Lien Obligations that are not also subject to first-priority Liens securing all of the First Lien Obligations under the First Lien Documents and second-priority Liens securing all of the Second Lien Obligations under the Second Lien Documents. Subject to Section 6, if any Permitted Third Lien Representative or any Permitted Third Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any property that is not also subject to a first-priority Lien in respect of all of the First Lien Obligations under the First Lien Documents and a second-priority Lien in respect of all Second Lien Obligations under the Second Lien Documents, then such Permitted Third Lien Representative or such Permitted Third Lien Secured Party, as the case may be, shall, without the need for any further consent of any Person and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of each First Lien Agent as security for the applicable First Lien Obligations (subject to Section 4.2 and Section 4.3 and other terms hereof) and the Second Lien Agent as security for the Second Lien Obligations (subject to Section 4.2 and Section 4.3 and the other terms hereof) and shall promptly notify each First Lien Agent and the Second Lien Agent in writing of the existence of such Lien (if and to the extent such Permitted Third Lien Representative or such Permitted Third Lien Secured Party has actual knowledge of the existence of such Lien) and in any event take such actions as may be reasonably requested by any First Lien Agent or the Second Lien Agent to assign such Liens to each First Lien Agent and the Second Lien Agent as security for the applicable First Lien Obligations and the Second Lien Obligations, provided that such Permitted Third Lien Representative or such Permitted Third Lien Secured Party may retain a third-priority Lien on such property for the benefit of the Permitted Third Lien Secured Parties. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any First Lien Agent and/or any other First Lien Secured Parties or the Second Lien Agent and/or any other Second Lien Secured Parties, each Permitted Third Lien Representative, on behalf of Permitted Third Lien Secured Parties it represents, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3(a) shall be subject to Section 4.2 and Section 4.3.

(c) Each First Lien Agent, for itself and on behalf of the First Lien Secured Parties it represents, agrees that, if such First Lien Agent shall acquire or hold any Lien on any assets of the Company or any other Obligor securing any First Lien Obligations that is not also subject to a second-priority Lien in respect of the Second Lien Obligations under the Second Lien Documents or a third-priority Lien in respect of any Permitted Third Lien Obligations under any Permitted Third Lien Documents (other than any Lien on collateral securing RBL DIP Financing provided pursuant to Section 6.1(a)), then such First Lien Agent shall, reasonably promptly upon obtaining actual knowledge of the existence of such Lien, notify the Second Lien Agent and each Permitted Third Lien Representative (as the case may be) of the existence of such Lien and permit the Second Lien Agent and/or such Permitted Third Lien Representative (as the case may be) to take such actions as may be reasonably necessary to permit the Second Lien Agent to obtain a second-priority Lien on such property for the benefit of the Second Lien Secured Parties and/or such Permitted Third Lien Representative to obtain a third-priority Lien on such property for the benefit of the Permitted Third Lien Secured Parties.

(d) The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, agrees that, if such Second Lien Agent shall acquire or hold any Lien on any assets of the Company or any other Obligor securing any Second Lien Obligations that is not also subject to a third-priority Lien in respect of any Permitted Third Lien Obligations under any Permitted Third Lien Documents, then the Second Lien Agent shall, reasonably promptly upon obtaining actual knowledge of the existence of such Lien, notify each Permitted Third Lien Representative of the existence of such Lien and permit such Permitted Third Lien Representative to take such actions as may be reasonably necessary to permit such Permitted Third Lien Representative to obtain a third-priority Lien on such property for the benefit of the Permitted Third Lien Secured Parties.

For the avoidance of doubt and anything to the contrary contained in this Section 2.3, any Liens in which any Secured Party is deemed to have pursuant to this Section 2.3 shall be subject to the priorities set forth in Section 2.1 of this Agreement.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral, the Second Lien Collateral, and any Permitted Third Lien Collateral be identical. To the extent that, notwithstanding this Section 2.4, the First Lien Collateral, Second Lien Collateral, and the Permitted Third Lien Collateral are not identical, (w) each Permitted Third Lien Representative, on behalf of the Permitted Third Lien Secured Parties it represents, agrees that any amounts received by or distributed to any of them after an Enforcement Action pursuant to or as a result of Liens on Permitted Third Lien Collateral that is not First Lien Collateral and/or Second Lien Collateral, shall be subject to Section 4.2 and Section 4.3, (x) the Second Lien Agent, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them after an Enforcement Action pursuant to or as a result of Liens on Second Lien Collateral that is not First Lien Collateral, shall be subject to Section 4.2 and Section 4.3, (y) the Second Lien Agent, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them after an Enforcement Action pursuant to or as a result of Liens on Second Lien Collateral that is not Permitted Third Lien Collateral, shall, to the extent such amounts are in excess of the amount necessary to result in the Discharge of Second Lien Priority Obligations, be subject to Section 4.2, and (z) each First Lien Agent, on behalf of the First Lien Secured Parties it represents, agrees that any amounts received by or distributed to any of them after an Enforcement Action pursuant to or as a result of Liens on First Lien Collateral that is not Second Lien Collateral (other than with respect to any collateral securing RBL DIP Financing provided pursuant to Section 6.1(a)), shall, to the extent such amounts are in excess of the amount necessary to result in the Discharge of First Lien Priority Obligations, be subject to Section 4.2. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by any First Lien Agent, the Second Lien Agent, or any Permitted Third Lien Representative, the parties will cooperate in good faith to determine the specific items included in the First Lien Collateral, the Second Lien Collateral, and any Permitted Third Lien Collateral, the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents, the Second Lien Documents, and the Permitted Third Lien Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral, the Second Lien Collateral, and any Permitted Third Lien Collateral shall be in all material respects the same forms of documents other than with respect to the identity of the Persons that are parties thereto or secured thereby and other matters contemplated by this Agreement (and for the avoidance of doubt, initially such documents and agreements creating or evidencing the Second Lien Collateral and/or any Permitted Third Lien Collateral shall be based upon the same forms of documents and agreements creating or evidencing First Lien Collateral in effect as of the date hereof).

2.5 Perfection of Liens. Subject to Section 5.4 hereof, none of any First Lien Agent or any other First Lien Secured Party shall be responsible for perfecting or maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Agent or any other Second Lien Secured Party and/or for the benefit of any Permitted Third Lien Representative or any other Permitted Third Lien Secured Party. Subject to Section 5.4 hereof, none of the Second Lien Agent or any other Second Lien Secured Party shall be responsible for perfecting or maintaining the perfection of Liens with respect to the Collateral for the benefit of any Permitted Third Lien Representative or any other Permitted Third Lien Secured Party. The provisions of this Agreement are intended solely to govern the respective Lien priorities as among the First Lien Secured Parties, the Second Lien Secured Parties, and any Permitted Third Lien Secured Parties, and shall not impose on any First Lien Agent, any other First Lien Secured Party, the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative, or any other Permitted Third Lien Secured Party, or any agent, or trustee for any of the foregoing Persons any obligations in respect of the Disposition of Proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.6 Waiver of Marshalling.

(a) Until the Discharge of First Lien Priority Obligations, each of the Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, and each Permitted Third Lien Representative, for itself and on behalf of the Permitted Third Lien Secured Parties it represents, agrees not to assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) In addition, until the Second Lien Obligations have been paid in full in cash, each Permitted Third Lien Representative, for itself and on behalf of the Permitted Third Lien Secured Parties it represents, agrees not to assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 3.	Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of First Lien Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Obligor:

(i) the First Lien Agents shall have the exclusive right (subject to any applicable First Lien Intercreditor Agreement as between the First Lien Agents), in each case with respect to Collateral, to (x) take Enforcement Actions, (y) make determinations regarding the time and method for the release, Disposition or restrictions with respect to any Collateral without any consultation with or the consent of the Second Lien Agent or any Second Lien Secured Party, and (z) otherwise enforce the rights and remedies of a secured creditor under the UCC and the Bankruptcy Law of any applicable jurisdiction, so long as any Proceeds of any

Collateral received by the First Lien Agents and other First Lien Secured Parties in the aggregate in excess of those necessary to achieve the Discharge of First Lien Priority Obligations are distributed in accordance with Section 4.2, except as otherwise required pursuant to the UCC and applicable law; and

(ii) none of the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative, or any other Permitted Third Lien Secured Party will:

(x) take any Enforcement Action or otherwise enforce the rights and remedies of a secured creditor under the UCC and the Bankruptcy Law of any applicable jurisdiction,

(y) contest, protest or object to, or take any action to hinder, and each waives any and all claims with respect to, any Enforcement Action (including foreclosure proceeding or action brought with respect to the Collateral or any other collateral or security) taken by any First Lien Agent or any other First Lien Secured Party in respect of the First Lien Obligations (or any portion thereof), the exercise of any right by any First Lien Agent or any other First Lien Secured Parties (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations (or any portion thereof) under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Agent or any other Second Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Collateral or any other Lien, collateral or security under the First Lien Documents or otherwise in respect of the First Lien Obligations (or any portion thereof), in each case, so long as any Proceeds of any Collateral received by the First Lien Agents and other First Lien Secured Parties in the aggregate in excess of those necessary to achieve the Discharge of First Lien Priority Obligations are distributed in accordance with Section 4.2, or

(z) object to the forbearance by any First Lien Agent or any other First Lien Secured Party from bringing or pursuing any Enforcement Action relating to the Collateral or any other Lien, collateral or security under any of the First Lien Documents or otherwise in respect of the First Lien Obligations (or any portion thereof), or attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligations (or any portion thereof) or any First Lien Collateral Documents, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

provided, however, that the Second Lien Agent, the other Second Lien Secured Parties, each Permitted Third Lien Representative, and the other Permitted Third Lien Secured Parties may take any Permitted Remedies. In taking Enforcement Actions or otherwise exercising rights and remedies with respect to any Collateral or any other Lien, collateral or security in respect of the First Lien Obligations (or any portion thereof), each First Lien Agent or any other First Lien Secured Party in respect of the First Lien Obligations may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such enforcement and exercise shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First Lien Priority Obligations has not occurred, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agree that it will not, take or receive any Collateral or any Proceeds of Collateral in connection with any Enforcement Action or the exercise of any other right or remedy (including setoff or recoupment) with respect to any Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Priority Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a) and otherwise with respect to the Permitted Remedies, the sole right of the Second Lien Agent, the other Second Lien Secured Parties, each Permitted Third Lien Representative, and the other Permitted Third Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Documents or Permitted Third Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the Proceeds thereof in accordance with Section 4.2, if any, after the Discharge of First Lien Priority Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agree that it will not take any action that would hinder any Enforcement Action by any First Lien Secured Party or any exercise of remedies undertaken by any First Lien Agent or any other First Lien Secured Party with respect to the Collateral, including any Disposition of the Collateral, whether by foreclosure or otherwise; (ii) the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each acknowledges that any First Lien Secured Party may direct any First Lien Agent to take Enforcement Actions or otherwise enforce rights or exercise remedies (v) in any manner in its sole discretion in compliance with applicable law, (w) without consultation with or the consent of any Second Lien Secured Parties or any Permitted Third Lien Secured Parties, (x) regardless of whether or not an Insolvency or Liquidation Proceeding has commenced, (y) regardless of any provision of any Second Lien Documents or any Permitted Third Lien Documents (other than this Agreement) and (z) regardless of whether or not such exercise is adverse to the interest of any Second Lien Secured Parties or any Permitted Third Lien Secured Parties; and (iii) subject to Section 4.2, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties, each hereby waives any and all rights it may have as a secured creditor or otherwise to object to the manner in which any First Lien Agent seeks to enforce or collect the First Lien Obligations (or any portion thereof) or the Liens granted to secure any First Lien Obligations (or any portion thereof), regardless of whether any action or failure to act by or on behalf of any First Lien Agent or any First Lien Secured Party is adverse to the interests of any of the Second Lien Secured Parties or any of the Permitted Third Lien Secured Parties. Notwithstanding the foregoing, any such release of the Collateral shall be subject to Section 5.1.

(d) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Document to which it is a party or any Permitted Third Lien Document to which it is a party shall be deemed to restrict in any way the rights and remedies of any First Lien Agent or any other First Lien Secured Party with respect to the Collateral and the application of any Proceeds with respect thereto, in each case, as set forth in this Agreement and any First Lien Documents.

3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties, each agrees that, unless and until the Discharge of First Lien Priority Obligations has occurred, it will not commence, or join with any Person (other than any First Lien Agent and the other First Lien Secured Parties, upon the request thereof) in commencing, any Enforcement Action (including any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Collateral or otherwise in respect of the Second Lien Obligations or any Permitted Third Lien Obligations secured by the Collateral).

3.3 Actions Upon Breach. If any Second Lien Secured Party or any Permitted Third Lien Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to take or threatens to take any Enforcement Action or other action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Second Lien Secured Party or such Permitted Third Lien Secured Party that relief against such Second Lien Secured Party or such Permitted Third Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Secured Parties, it being understood and agreed by the Second Lien Agent, the other Second Lien Secured Parties, each Permitted Third Lien Representative, and the other Permitted Third Lien Secured Parties that (a) the First Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (b) each Second Lien Secured Party and each Permitted Third Lien Secured Party waives any defense that the Obligors and/or the First Lien Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4.	Nature of Claims; Application.

4.1 Nature of Claims. The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties, each acknowledges and agrees that (a) with respect to any commitments under the RBL Credit Agreement that constitute revolving credit commitments, in the ordinary course of business, the First Lien RBL Agent and lenders thereunder will apply payments and make advances to the Company or other Obligors thereunder and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) no release of any Lien by any First Lien Agent upon any portion of the Collateral in connection with a Disposition permitted under any of the First Lien Documents shall constitute the exercise of remedies prohibited under this Agreement, and (c) the amount of the First Lien Obligations that may be outstanding at any time or from time to time may be increased by way of incremental commitments or reduced and, with respect to any First Lien Obligations that comprise revolving facilities, subsequently reborrowed. The Lien priorities set forth in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Lien Obligations or any portion thereof.

4.2 Application Provisions.

(a) Any Collateral or the Proceeds thereof, received in connection with any Enforcement Action or otherwise in connection with any enforcement of the rights and remedies of a secured creditor under the UCC or Bankruptcy Law of any applicable jurisdiction, or any Collateral and the Proceeds thereof (or amounts distributed on account of a Lien in the Collateral or the proceeds thereof) and all payments or distributions received by any Secured Party after the commencement of any Insolvency or Liquidation Proceeding involving an Obligor (subject to Section 6.10 hereof), shall in each case (at such time as such Collateral or proceeds or other amounts have been monetized) be applied:

(i) first, to the payment in full in cash of reasonable, documented, out-of-pocket costs and expenses of the First Lien RBL Agent in connection with such Enforcement Action or Insolvency or Liquidation Proceeding,

(ii) second, to any other First Lien Priority RBL Obligations until they are fully Discharged,

(iii) third, to the payment in full in cash of reasonable, documented, out-of-pocket costs and expenses of the Permitted Additional First Lien Representative in connection with such Enforcement Action or Insolvency or Liquidation Proceeding (to the extent Permitted Additional First Lien Representative’s Enforcement Action or action in the Insolvency or Liquidation Proceeding was permitted under the applicable First Lien Intercreditor Agreement),

(iv) fourth, to any other Permitted Additional First Lien Priority Obligations until they are fully Discharged,

(v) fifth, to the payment in full in cash of reasonable, documented, out-of-pocket costs and expenses of the Second Lien Agent in connection with such Enforcement Action or Insolvency or Liquidation Proceeding (to the extent Second Lien Agent’s Enforcement Action or action in the Insolvency or Liquidation Proceeding was permitted hereunder),

(vi) sixth, to any other Second Lien Priority Obligations until they are fully Discharged,

(vii) seventh, to the payment in full in cash (or cash collateralization) of the Excess First Lien RBL Obligations until they are paid in full in accordance with the First Lien RBL Documents,

(viii) eighth, to the payment in full in cash of the Excess Permitted Additional First Lien Obligations until they are paid in full in accordance with the applicable Permitted Additional First Lien Documents,

(ix) ninth, to the payment in full in cash of the Excess Second Lien Obligations until they are paid in full in accordance with the Second Lien Documents, and

(x) tenth, to the payment in full in cash of the Permitted Third Lien Obligations until they are paid in full in accordance with the applicable Permitted Third Lien Documents.

(b) Notwithstanding the foregoing, if any Enforcement Action with respect to the Collateral or any Insolvency or Liquidation Proceeding produces non-cash proceeds, then such non-cash proceeds shall be held by the applicable First Lien Agent as additional collateral and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. No First Lien Agent shall have any duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by a First Lien Agent may be distributed by such First Lien Agent to the First Lien Secured Parties it represents in full or partial satisfaction of such First Lien Secured Parties’ First Lien Priority Obligations in an amount equal to the fair market value of such non-cash proceeds or as a court of competent jurisdiction may direct pursuant to a final order in an Insolvency or Liquidation Proceeding, including a final order confirming a plan of reorganization in an Insolvency or Liquidation Proceeding.

(c) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties, each acknowledges and agrees that, so long as the Discharge of First Lien Priority Obligations has not

occurred, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Collateral or Proceeds thereof received in connection with an Enforcement Action, or subject to Section 6.10, any payments or distributions or Collateral or Proceeds received in connection with any Insolvency or Liquidation Proceeding involving an Obligor, will be applied by the applicable First Lien Agent in a manner as specified in the applicable First Lien Documents, or as otherwise determined by the applicable First Lien Secured Parties, until the Discharge of First Lien Priority Obligations has occurred. After the Discharge of First Lien Priority Obligations and prior to the Discharge of Second Lien Priority Obligations, subject to Section 6.4 hereof, the applicable First Lien Agent shall deliver promptly to the Second Lien Agent (and/or its designees), for the benefit of the Second Lien Secured Parties, any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Agent to the Second Lien Priority Obligations in a manner as specified in the Second Lien Documents, or as otherwise determined by the Second Lien Secured Parties, until the Discharge of Second Lien Priority Obligations has occurred. After the Discharge of Second Lien Priority Obligations and prior to the payment in full in cash (or cash collateralization in accordance with the applicable First Lien Documents) of the Excess First Lien Obligations, the Second Lien Agent shall deliver promptly to the applicable First Lien Agent (and/or its designees), for the benefit of the First Lien Secured Parties it represents, any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by such First Lien Agent to the Excess First Lien Obligations in the order set forth in Section 4.2(a) above an in a manner as specified in the applicable First Lien Documents, or as otherwise determined by such First Lien Secured Parties, until payment in full in cash (or cash collateralization thereof in accordance with the applicable First Lien Documents) of the Excess First Lien Obligations has occurred. After the payment in full in cash of the Excess First Lien Obligations (or cash collateralization thereof in accordance with the applicable First Lien Documents), each First Lien Agent shall deliver promptly to the Second Lien Agent (and/or its designees), for the benefit of the Second Lien Secured Parties, any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Agent to the Excess Second Lien Obligations in a manner as specified in the Second Lien Documents, or as otherwise determined by the Second Lien Secured Parties. Any Collateral or Proceeds thereof remaining after payment in full in cash (or cash collateralization in accordance with the applicable Documents) of all of the Secured Obligations shall be promptly delivered to the Obligors or as a court of competent jurisdiction may otherwise direct to be applied.

4.3 Payments Over. So long as the Discharge of First Lien Priority Obligations has not occurred, whether or not an Insolvency or Liquidation Proceeding has commenced, any Collateral or any Proceeds thereof (including insurance proceeds or property or Proceeds subject to Liens referred to in the final sentence of Section 2.3(a)) received by the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties each in connection with any Enforcement Action or otherwise in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Collateral or Proceeds thereof, or, subject to section 6.10, any such Collateral, Proceeds or any payments or distributions received by the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties in connection with any Insolvency or Liquidation Proceeding, shall be segregated and held in trust for the benefit of, and forthwith paid over to, (a) prior to the Discharge of First Lien Priority RBL Obligations, the First Lien RBL Agent (and/or its designees), for the benefit of the First Lien RBL Secured Parties, and (b) after the Discharge of First Lien Priority RBL Obligations, the Permitted Additional First Lien Representative (and/or its designees), for the benefit of the Permitted Additional First Lien Secured Parties, in each case, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties. This authorization is coupled with an interest and is irrevocable.

4.4 Confirmation of Lien Priorities in Second Lien Obligations Collateral Documents.

(a) The Second Lien Agent agrees that each Second Lien Collateral Document shall, unless otherwise agreed to by each First Lien Agent, include language substantially the same as the following paragraph (or language to similar effect reasonably approved by each First Lien Agent to reflect the junior Lien priority with respect to the Second Lien Obligations):

“Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to Wilmington Savings Fund Society, FSB, in its capacity as trustee hereunder, for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by Wilmington Savings Fund Society, FSB, in its capacity as trustee hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral are subject to the provisions of the Intercreditor Agreement dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Royal Bank of Canada, in its capacity as the First Lien RBL Agent, Wilmington Savings Fund Society, FSB, in its capacity as the Second Lien Agent, each Permitted Additional First Lien Representative, and each Permitted Third Lien Representative. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) Each Permitted Third Lien Representative agrees that each of the Permitted Third Lien Documents that is a collateral document shall, unless otherwise agreed to by each First Lien Agent and the Second Lien Agent, include language substantially the same as the following paragraph (or language to similar effect reasonably approved by each First Lien Agent and the Second Lien Agent to reflect the junior Lien priority with respect to the Permitted Third Lien Obligations):

“Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to [                    ], in its capacity as [                    ] hereunder, for the benefit of the secured parties pursuant to this Agreement and (ii) the exercise of any right or remedy by [                    ], in its capacity as [                    ] hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral are subject to the provisions of the Intercreditor Agreement dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Royal Bank of Canada, in its capacity as the First Lien RBL Agent, Wilmington Savings Fund Society, FSB, in its capacity as the Second Lien Agent, each Permitted Additional First Lien Representative, and each Permitted Third Lien Representative. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

SECTION 5.	Other Agreements.

5.1 Releases. (a) Until the Discharge of First Lien Priority Obligations, if, at any time any Obligor or any First Lien Secured Party delivers notice to the Second Lien Agent and any Permitted Third Lien Representative that any specified Collateral (including all or substantially all of the equity interests of a Obligor or any of its subsidiaries, which shall include for such purpose, in the case of the sale of equity interests in any such subsidiary, any Collateral held by such subsidiary or any direct or indirect subsidiary thereof) is Disposed of (other than to another Obligor),

(i) by the owner of such Collateral in a transaction permitted under the RBL Credit Agreement, the Permitted Additional First Lien Documents and the Second Lien Indenture; or

(ii) during the existence of any Event of Default under (and as defined in) the RBL Credit Agreement in connection with any Enforcement Action, exercise of rights or remedies or to the extent that the First Lien RBL Agent has consented to such Disposition;

(iii) during the existence of any Event of Default under (and as defined in) any Permitted Additional First Lien Documents in connection with any Enforcement Action, exercise of rights or remedies or to the extent that the Permitted Additional First Lien Representative has consented to such Disposition; or

(iv) in connection with a Disposition of any Collateral under the First Lien RBL Documents to cure a Borrowing Base Deficiency under the RBL Credit Agreement;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens securing the Second Lien Obligations and the Liens securing any Permitted Third Lien Obligations upon such Collateral will automatically be released and discharged as and upon, but only to the extent, such Liens on such Collateral securing the First Lien Obligations are released and discharged; provided that no release of the Liens securing the Second Lien Obligations or the Liens securing the Permitted Third Lien Obligations with respect to any Collateral will be deemed to have occurred upon the Discharge of First Lien Priority Obligations (other than a Discharge of First Lien Priority Obligations occurring as a result of the application of the Proceeds of the Disposition of such Collateral to the First Lien Obligations in accordance with Section 4.2) and the Liens securing the Second Lien Obligations and any Permitted Third Lien Obligations shall attach to any Proceeds of such Collateral that remain after the Discharge of First Lien Priority Obligations.

Upon (i) delivery to the Second Lien Agent and each Permitted Third Lien Representative of a notice from any First Lien Agent or the Company, which notice states that any release of Liens securing or supporting any First Lien Obligations (or any portion thereof) has become effective (or shall become effective upon the release by the Second Lien Agent and each Permitted Third Lien Representative) and (ii) in the case of the Second Lien Agent and each Permitted Third Lien Representative, delivery of such certificates and other documents required to be delivered under the Second Lien Indenture or the Permitted Third Lien Documents (as the case may be), whether in connection with a sale of such assets by the relevant Obligor pursuant to the preceding clauses or otherwise, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each shall promptly execute and deliver such instruments, releases, termination statements or other documents or instruments confirming such release on customary terms or otherwise reasonably satisfactory to such First Lien Agent and the Company, it being understood that all reasonable and documented out-of-pocket expenses incurred by any Second Lien Secured Parties or any Permitted Third Lien Secured Parties (and, in each case, their respective representatives) in connection with the execution and delivery of such release documents or instruments shall be borne by the Obligors. In the case of the Disposition of all or substantially all of the equity interests of a Obligor or any of its subsidiaries, the guarantee in favor of the Second Lien Secured Parties or any Permitted Third Lien Secured Parties, in each case, if any, made by such Obligor or such subsidiary will automatically be released and discharged as and upon, but only to the extent, the guarantee by such Obligor or such subsidiary of the First Lien Obligations is released and discharged if (A) such Disposition is permitted by the terms of the First Lien Documents, (B) such Disposition is made during the existence of any Event of Default under (and as defined in) the RBL Credit Agreement in connection with any Enforcement Action, exercise of rights or remedies or to the extent that the First Lien RBL Agent has consented to such Disposition, or (C) such Disposition is made during the existence of any Event of Default under (and as defined in) any Permitted Additional First Lien Documents in connection with any Enforcement Action, exercise of rights or remedies or to the extent that the applicable Permitted Additional First Lien Representative has consented to such Disposition.

(b) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each hereby irrevocably constitutes and appoints (which appointment is coupled with an interest) the Company, each First Lien Agent and any officer or agent of the Company or any First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent, any such other Second Lien Secured Parties, such Permitted Third Lien Representative, and such other Permitted Third Lien Secured Parties (as the case may be), or in the Company’s or such First Lien Agent’s own name, from time to time in the Company’s or such First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of First Lien Priority Obligations has occurred, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each hereby consents to the application, whether prior to or after a default, of Proceeds of Collateral to the repayment of First Lien Obligations pursuant to the applicable First Lien Documents (or as otherwise determined by the applicable First Lien Secured Parties); provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties to receive payments in respect of the Second Lien Obligations or the Permitted Third Lien Obligations (as the case may be) not otherwise in contravention of this Agreement or otherwise upon the Discharge of First Lien Priority Obligations.

5.2 Insurance. Each First Lien Agent, the Second Lien Agent and each Permitted Third Lien Representative will be named as additional insureds and/or loss payees, as applicable, under the insurance policies maintained by any Obligor as required pursuant to the First Lien Documents, the Second Lien Documents, and the Permitted Third Lien Documents, respectively. Proceeds of the Collateral include insurance proceeds and, therefore, the Lien priorities set forth in this Agreement shall govern the ultimate Disposition of such insurance proceeds. Unless and until the Discharge of First Lien Priority Obligations has occurred, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each hereby agrees that, subject to the rights of the Obligors under the First Lien Documents, (a) prior to the Discharge of First Lien Priority RBL Obligations, the First Lien RBL Agent, and (b) after the Discharge of First Lien Priority RBL Obligations, the Permitted Additional First Lien Representative, shall have the sole and exclusive right to (i) adjust settlement for any losses covered by an insurance policy covering the Collateral and (ii) approve any award granted in any condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Collateral. All proceeds of any such policy and any such award or deed, if in respect of the Collateral, shall be paid, subject to the rights of the Obligors under the First Lien Documents, in accordance with Section 4.2, or, if no Second Lien Obligations or Permitted Third Lien Obligations are outstanding, to such other Persons as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.

5.3 Amendments.

(a) Prior to the Discharge of First Lien Priority Obligations, without the prior written consent of the each First Lien Agent, no Second Lien Document may be amended, supplemented, restated or otherwise modified and/or Refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or Refinancing, or the terms of any new Second Lien Document would (i) adversely affect the Lien priority rights of the First Lien Secured Parties or the rights of the First Lien Secured Parties to receive payments owing pursuant to the First Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Second Lien Collateral Documents, (iii) confer any additional rights on the Second Lien Agent or any other Second Lien Secured Party in a manner adverse to the First Lien Secured Parties, or (iv) contravene the provisions of this Agreement or any of the First Lien Documents.

(b) In the event that any First Lien Agent or other First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any First Lien Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of such First Lien Agent, such First Lien Secured Parties, the Company or any other Obligor thereunder, then such amendment, waiver, consent or replacement shall apply automatically to any comparable provision of each Comparable Second Lien Collateral Document and Comparable Permitted Third Lien Collateral Document in which the Obligors grant a Lien on the same collateral, without the consent of the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative, or any other Permitted Third Lien Secured Party and without any action by any such Person; provided that such amendment, waiver, consent or replacement does not adversely affect the rights of the Second Lien Agent or such Permitted Third Lien Representative and does not materially and adversely affect the rights of the Second Lien Secured Parties or any Permitted Third Lien Secured Parties or their interests in the Collateral to a greater extent than the First Lien Secured Parties in a like or similar manner (other than by virtue of their relative priorities and rights and obligations hereunder). Each First Lien Agent shall give written notice of such amendment, waiver or consent to the Second Lien Agent and each Permitted Third Lien Representative; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver, consent or replacement with respect to the provisions of any Second Lien Collateral Document as set forth in this Section 5.3(b).

5.4 First Lien Agent as Gratuitous Bailees/Gratuitous Agent for Perfection.

(a) Each First Lien Agent agrees to hold the Pledged Collateral that is part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of and on behalf of the Second Lien Agent and each Permitted Third Lien Representative and any assignee thereof solely for the purpose of perfecting the security interest granted in such Pledged Collateral, if any, pursuant to the Second Lien Collateral Documents and the Permitted Third Lien Documents, subject to the terms and conditions of this Section 5.4 (such bailment and/or agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC). Pending delivery to a First Lien Agent, each other Representative shall hold any Pledged Collateral that is part of the Collateral that is in its possession or control, as gratuitous bailee and/or gratuitous agent for the benefit of and on behalf of each other Secured Party and any assignee thereof solely for the purpose of perfecting the security interest granted in such Pledged Collateral, if any, pursuant to the First Lien Collateral Documents, the Second Lien Collateral Documents, and the Permitted Third Lien Documents, in each case, subject to the terms and conditions of this Section 5.4 (such bailment and/or agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC).

(b) In the event that any First Lien Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the applicable First Lien Collateral Documents) that is part of the Collateral that are necessary for the perfection of Liens on such Collateral, such First Lien Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the Second Lien Agent and any Permitted Third Lien Representative and any assignee solely for the purpose of perfecting the security interest granted in such Collateral, if any, pursuant to the Second Lien Collateral Documents and the Permitted Third Lien Documents, subject to the terms and conditions of this Section 5.4.

(c) Except as otherwise specifically provided herein (including Section 3.1 and Section 4.1), until the Discharge of First Lien Priority Obligations has occurred, each First Lien Agent shall be entitled to deal with any Pledged Collateral in accordance with the terms of the First Lien Collateral Documents as if the Liens under the Second Lien Collateral Documents and Permitted Third Lien Documents did not exist. The rights of the Second Lien Agent, the other Second Lien Secured Parties, each Permitted Third Lien Representative, and the other Permitted Third Lien Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) No First Lien Agent shall have any obligation whatsoever to the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative, or any other Permitted Third Lien Secured Party to assure that the Pledged Collateral is genuine or owned by the Obligors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral except as expressly set forth in this Section 5.4. The duties or responsibilities of each First Lien Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the Second Lien Agent and any Permitted Third Lien Representative for purposes of perfecting the Liens securing any Second Lien Obligations and any Permitted Third Lien Obligations.

(e) No First Lien Agent shall have, by reason of any Second Lien Collateral Documents, any Permitted Third Lien Documents, or this Agreement or any other document, a fiduciary relationship in respect of the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative, or any other Permitted Third Lien Secured Party. The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties hereby waive and release each First Lien Agent from all claims and liabilities arising pursuant to such First Lien Agent’s role as agent and gratuitous bailee and/or gratuitous agent with respect to any Collateral under this Section 5.4.

(f) After the Discharge of First Lien Priority Obligations, each First Lien Agent shall promptly deliver to the Second Lien Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and to the extent that such Pledged Collateral is in the possession or control of such First Lien Agent (or its agents or bailees), together with any necessary endorsements (or otherwise allow the Second Lien Agent to obtain control of such Pledged Collateral), or as a court of competent jurisdiction may otherwise direct.

(g) None of any First Lien Agent or any First Lien Secured Party shall be required to marshal any present or future collateral security for the Company’s or its subsidiaries’ obligations to any First Lien Agent or such First Lien Secured Parties under any First Lien Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.5 Refinancings. To the extent permitted by the terms of the Permitted Third Lien Documents, the Second Lien Indenture, the RBL Credit Agreement, or the Permitted Additional First Lien Documents, respectively, as in effect on the date hereof (or, if less restrictive, on the date of such Refinancing), any Secured Obligations in respect of the foregoing may be Refinanced with Indebtedness constituting Secured Obligations of the same priority as (or junior in priority to) the Indebtedness being refinanced, in each case, without notice to or the consent (except to the extent a consent is otherwise required to permit the Refinancing under any applicable Documents) of any Secured Party, all without affecting the priorities provided for herein or the other provisions hereof.

SECTION 6.	Insolvency or Liquidation Proceedings.

6.1 Financing and Other Issues.

(a) Until the Discharge of First Lien Priority RBL Obligations has occurred, if the Company or any other Obligor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien RBL Agent shall desire to permit the use, sale or lease of cash collateral (as defined in Section 363(a) of the Bankruptcy Code or any similar provision in any Bankruptcy Law) or to permit the Company or any other Obligor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (collectively, “RBL DIP Financing”), then, so long as (i) the sum of (x) the outstanding principal amount of the First Lien RBL Obligations that are not part of the RBL DIP Financing plus (y) the outstanding principal amount of the RBL DIP Financing does not exceed the First Lien RBL Cap, (ii) the Second Lien Agent and each Permitted Third Lien Representative retains its Liens with respect to the Collateral that existed as of the date of the commencement of the applicable Insolvency or Liquidation Proceeding (including proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding), (iii) the Liens securing the First Lien RBL Obligations are subordinated to or ranked equally and ratably with the Liens securing the RBL DIP Financing, and (iv) the RBL DIP Financing does not compel the Company or any of the other Obligors to seek confirmation of a specific Plan of Reorganization for which all or substantially all of the material terms are set forth in the documentation relating to the RBL DIP Financing, the Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, and each Permitted Third Lien Representative, for itself and on behalf of the Permitted Third Lien Secured Parties, each agrees that: (A) it will raise no objection to, will not support any objection to or otherwise contest, and shall be deemed to have consented to, such use, sale or lease of such cash collateral and the RBL DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the proviso in clause (ii) of Section 3.1(a) and Section 6.3) and (B) it will subordinate its Liens on the Collateral to the Liens on the Collateral securing the RBL DIP Financing and any other collateral securing the RBL DIP Financing (and all obligations relating thereto, including any “carve-out” from the Collateral granting administrative priority status or Lien priority to secure the payment of fees and expenses of the United States Trustee or professionals retained by any debtor or creditors’ committee agreed to by the First Lien RBL Agent or the other First Lien RBL Secured Parties) and to any adequate protection Liens granted to the First Lien RBL Agent.

(b) Notwithstanding anything to the contrary contained herein, no Second Lien Secured Party or Third Lien Secured Party may, directly or indirectly, provide, offer to provide, object to or participate in (by participation, guarantee or similar credit enhancement), any financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law without the consent of each First Lien Agent.

(c) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agrees that it will raise no objection to, and will not support any objection to or otherwise contest, any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of any First Lien Obligations made by any First Lien Agent or any First Lien Secured Party;

(d) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agrees that it will raise no objection to, will not support any objection to or otherwise contest, any lawful exercise by any First Lien Secured Party of the right to credit bid the First Lien Obligations (or any portion thereof) under Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or at any sale in foreclosure of any Collateral;

(e) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agrees that it will raise no objection to, will not support any objection to or otherwise contest, any other request for judicial relief made in any court by any First Lien Secured Party relating to the lawful enforcement of any Lien on any Collateral.

(f) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agrees that except as set forth below, it will raise no objection to, will not support any objection to or otherwise contest, any order relating to bid procedures for any sale of Collateral or other First Lien Collateral or a sale of any Collateral or other First Lien Collateral, in either case, for which any First Lien Agent has consented that provides, to the extent that the sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations, the Second Lien Obligations, and any Permitted Third Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens securing the First Lien Obligations rank to the Liens securing the Second Lien Obligations and any Permitted Third Lien Obligations in accordance with this Agreement; provided that it may assert any objection to a sale or disposition that could be asserted by an unsecured creditor in any Insolvency or Liquidation Proceeding to the extent not inconsistent with the terms of this Agreement; provided, further, that neither the Second Lien Secured Parties nor the Permitted Third Lien Secured Parties are deemed to have waived any rights to credit bid on the Collateral in any such sale or disposition under Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the First Lien Priority Obligations.

6.2 Relief from the Automatic Stay; 363 Sales.

(a) Until the Discharge of First Lien Priority Obligations has occurred, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, or seek to oppose any First Lien Agent or any other First Lien Secured Party from seeking relief from the automatic stay or any other stay, without the prior written consent of each First Lien Agent.

(b) The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agrees that it will consent to, and will not object or oppose a motion to Dispose of any Collateral free and clear of the Liens of Second Lien Agent under Section 363 or Section 1129 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law if (i) any First Lien Agent has consented to the sale of such Collateral free and clear of the Liens of such First Lien Agent, (ii) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Second Lien Secured Parties or the Permitted Third Lien Secured Parties under Section 363(k) of the Bankruptcy Code (so long as the right of the Second Lien Secured Parties and the Permitted Third Lien Secured Parties to offset their claim against the purchase price only arises after the First Lien Priority Obligations have been paid in full in cash), (iii) either (A) pursuant to court order, the Liens of the Second Lien Secured Parties and the Permitted Third Lien Secured Parties attach to the net proceeds of the Disposition with the same priority and validity as the Liens held by the Second Lien Secured Parties and the Permitted Third Lien Secured Parties (as the case may be) on such Collateral, and the Liens remain subject to the terms of this Agreement, or (B) the proceeds of the Disposition are applied in accordance with Section 4.2. The foregoing to the contrary notwithstanding, the Second Lien Secured Parties and the Permitted Third Lien Secured Parties may raise any objections to such Disposition of the Collateral that could be raised by a creditor of Obligors whose claims are not secured by Liens on such Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement, do not include an objection to the proposed bidding procedures, and are not based on their status as secured creditors (without limiting the foregoing, Second Lien Secured Parties and the Permitted Third Lien Secured Parties may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to Second Lien Agent in respect of such assets).

6.3 Adequate Protection. The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each agrees that none of them shall contest, or support any other Person contesting, (a) any request by any First Lien Agent or any other First Lien Secured Party for adequate protection or (b) any objection made by any First Lien Agent or any other First Lien Secured Party to any motion, relief, action or proceeding based on such First Lien Agent or such First Lien Secured Party’s claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral and/or a superpriority administrative claim in connection with any RBL DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (but excluding if the First Lien RBL Secured Parties are granted such adequate protection solely in their capacities as the providers of RBL DIP Financing), then the Second Lien Agent, for itself or on behalf of any Second Lien Secured Party, and each Permitted Third Lien Representative, for itself or on behalf of any Permitted Third Lien Secured Party, may seek or request adequate protection in the form of a junior Lien on such additional or replacement collateral and/or a junior superpriority administrative claim (as applicable), and (ii) in the event that the Second Lien Agent, for itself or on behalf of any Second Lien Secured Party, or any Permitted Third Lien Representative, for itself or on behalf of any Permitted Third Lien Secured Party, is granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim, then the Second Lien Agent, for itself or on behalf of such Second Lien Secured Party, and each Permitted Third Lien Representative, for itself or on behalf of any Permitted Third Lien Secured Party, each agrees that each First Lien Agent shall also be granted a senior Lien on such additional or replacement collateral and/or a senior superpriority administrative claim (as applicable), and that any Lien on such additional or replacement collateral securing the Second Lien Obligations or any Permitted Third Lien Obligations shall be junior to the Liens on such collateral securing the First Lien Obligations and any such RBL DIP Financing (and all Obligations relating thereto) and/or any superpriority administrative claim granted to the Second Lien Secured Parties or any Permitted Third Lien Secured Parties shall be junior to any superpriority administrative claim granted to the First Lien Secured Parties. Without limiting the generality of the foregoing, to the extent that the First Lien Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments (but excluding if the First Lien RBL Secured Parties are granted such adequate protection solely in their capacities as the providers of RBL DIP Financing), then, subject to Section 4.2 and Section 4.3, none of the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties shall be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the First Lien Secured Parties to object.

6.4 Avoidance Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Obligor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and the First Lien Secured Parties shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5 Application. The parties hereto expressly acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any other similar provision of any Bankruptcy Law and shall be applicable and effective prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Obligor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Obligor.

6.6 Waivers. Until the Discharge of First Lien Priority Obligations has occurred, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each (a) will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any other similar provision of any Bankruptcy Law senior to the Liens securing the First Lien Obligations for costs or expenses of preserving or Disposing of any Collateral, (b) will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may to assert or support the assertion of any “equities of the case” exception of Section 552(b) of the Bankruptcy Code or any other similar provision of any Bankruptcy Law as against any First Lien Secured Party or any of the Collateral to the extent securing the First Lien Obligations, and (c) waives any claim it may now or hereafter have arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any other similar provision of any Bankruptcy Law.

6.7 Post-Petition Interest.

(a) None of the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative, or any other Permitted Third Lien Secured Party shall oppose or seek to challenge any claim by any First Lien Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Claims, under Section 506(b) of the Bankruptcy Code or otherwise, without regard to the existence of the Liens of the Second Lien Secured Parties or any Permitted Third Lien Secured Parties on the Collateral.

(b) None of any First Lien Agent or any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations or Permitted Third Lien Obligations (as the case may be) consisting of Post-Petition Claims, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Second Lien Obligations or the Permitted Third Lien Obligations (as the case may be) on the Collateral (after taking into account the First Lien Obligations and, in the case of the value of the Lien of the Permitted Third Lien Obligations, the Second Lien Obligations).

6.8 Separate Classification. Each of the Company and the other Obligors and each of the Secured Parties acknowledges and agrees that (a) the Liens granted pursuant to the First Lien Collateral Documents, the Second Lien Collateral Documents, and any Permitted Third Lien Documents constitute, or shall be deemed to constitute, three separate and distinct grants of Liens, (b) the First Lien Obligations, the Second Lien Obligations, and any Permitted Third Lien Obligations constitute three separate and distinct classes of debt obligations, and (c) because of, among other things, their differing rights in the Collateral, the separate sets of Documents governing the First Lien Obligations, the Second Lien Obligations, and any Permitted Third Lien Obligations and the priority and application provisions set forth herein, any Permitted Third Lien Obligations, the Second Lien Obligations, and the First Lien Obligations are fundamentally different and must be separately classified in any Plan of Reorganization proposed or confirmed in an Insolvency or Liquidation Proceeding. Each of the Company and the other Obligors and each of the Secured Parties agree that they will not make any assertion that is contrary to the foregoing or object to the assertion that the claims and interests of the First Lien Secured Parties under the First Lien Documents, the claims and interests of the Second Lien Secured Parties under the Second Lien Documents, and the claims and interests of the Permitted Third Lien Secured Parties under the Permitted Third Lien Documents are fundamentally different. In addition, the parties hereto agree that regardless of whether any Post-Petition Claim is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles each First Lien Agent and each other First Lien Secured Party, and is intended to provide each First Lien Agent and such other First Lien Secured Party with the right to receive, in respect of their First Lien Obligations, payment from the Collateral of all Post-Petition Claims through distributions made therefrom pursuant to the provisions of this Agreement even though any such Post-Petition Claims are not allowed or allowable against the bankruptcy estate of the Company or any other Obligor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law. To further effectuate the intent of the parties as provided in the immediately preceding sentences, if it is held that the claims of the First Lien Secured Parties and the claims of Second Lien Secured Parties and or the Permitted Third Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, prepetition interest and other claims, all amounts owing in respect of Post-Petition Claims, irrespective of whether such claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Secured Parties or any Permitted Third Lien Secured Parties, with the Second Lien Secured Parties and any Permitted Third Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties or the Permitted Third Lien Secured Parties (as the case may be).

6.9 Voting. No Second Lien Secured Party or any Permitted Third Lien Secured Party may support or vote in favor of any Plan of Reorganization that is inconsistent with the terms of this Agreement other than with the prior written consent of each First Lien Agent or to the extent any such plan is proposed or supported by the number of First Lien Secured Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

6.10 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor are distributed pursuant to a Plan of Reorganization or similar dispositive restructuring plan (“Debt Reorganization Securities”), on account of First Lien Obligations and on account of Second Lien Obligations and/or the Permitted Third Lien Obligations, then the provisions of this Agreement will survive the distribution of such Debt Reorganization Securities pursuant to such plan and will apply with like effect to such Debt Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, Debt Reorganization Securities or equity interests or other equity securities are issued by a reorganized debtor (collectively, the “Reorganization Securities”) are distributed pursuant to a Plan of Reorganization or similar dispositive restructuring plan both on account of First Lien Obligations and on account of Second Lien Obligations, then (a) subject to clause (b) below, the First Lien Secured Parties and the Second Lien Secured Parties shall be permitted to receive and retain Reorganization Securities in accordance with, and subject to the conditions provided in, the terms and conditions of this Section 6.10, and (b) to the extent that the outstanding balance of the First Lien Priority Obligations (net of the value of any other cash or property distributed to the First Lien Secured Parties on account of such First Lien Priority Obligations) has not been Discharged (with the value of Reorganization Securities received by the First Lien Secured Parties in each case being determined based on the value of the debtors as determined under or in connection with such plan confirmed pursuant to a final, non-appealable order or as may be otherwise agreed in writing by the First Lien Secured Parties and the Second Lien Secured Parties), then the Second Lien Secured Parties shall promptly turn over Reorganization Securities distributed to the Second Lien Secured Parties to First Lien Agents to be applied in accordance with Section 4.2.

SECTION 7.	Reliance; Waivers; etc.

7.1 Reliance. The consent by the First Lien Secured Parties to the execution and delivery of the Second Lien Documents and any Permitted Third Lien Documents to which the First Lien Secured Parties have consented and all loans and other extensions of credit outstanding, deemed outstanding, made or deemed made on and after the date hereof by the First Lien Secured Parties to the Company or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties each acknowledges that it is not entitled to rely on any credit decision or other decisions made by any First Lien Agent or any First Lien Secured Party in taking or not taking any action under the Second Lien Document, any Permitted Third Lien Document, or this Agreement.

7.2 No Warranties or Liability. No First Lien Secured Party has made, nor shall have been deemed to have made, any express or implied representation or warranty upon which the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties may rely or otherwise, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the they may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Agent, any of the other Second Lien Secured Parties, any

Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties may have in the Collateral or otherwise, except as otherwise provided in this Agreement. No First Lien Secured Party shall have any duty to the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any subsidiary thereof (including the Second Lien Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, none of any First Lien Agent, any other First Lien Secured Party, the Second Lien Agent or any other Second Lien Secured Party has otherwise made to each other, nor does any of them hereby make to each other, any warranties, express or implied, nor does any of them assume any liability to each other, in each case with respect to (a) the enforceability, validity, value or collectibility of any of the Second Lien Obligations, the First Lien Obligations, or any guarantee or security which may have been granted to any of them in connection with the First Lien Obligations or the Second Lien Obligations, (b) the Company’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of each Secured Party, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any of the Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of any of the terms of the Documents;

(c) any exchange of any security interest in any Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Obligor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Obligor in respect of the Secured Obligations or of any Secured Party in respect of this Agreement.

SECTION 8.	Miscellaneous.

8.1 Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any other document, the provisions of this Agreement shall govern; provided that, notwithstanding the foregoing, as among the First Lien Secured Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any applicable First Lien Intercreditor Agreement, such First Lien Intercreditor Agreement will govern. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall in any way reduce, affect or otherwise impair any right or obligation any First Lien Secured Party may have with respect to one or more other First Lien Secured Parties pursuant to any applicable First Lien Intercreditor Agreement. For the avoidance of doubt, the immediately preceding sentence is intended to be solely for the benefit of the First Lien Secured Parties.

8.2 Continuing Nature of this Agreement; Severability. Subject to Section 6.4 and Section 8.23, this Agreement shall continue to be effective until the First Lien Obligations shall have paid in full or cash collateralized in accordance with the applicable First Lien Documents or such later time as the Second Lien Obligations shall have been paid in full in accordance with the Second Lien Documents. This is a continuing agreement and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative, or any other Permitted Third Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Obligor constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any First Lien Agent, the Second Lien Agent, or any Permitted Third Lien Representative shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the other rights of the parties making such waiver or the obligations of the other parties to such party or any other party hereto in any other respect or at any other time. The Company and the other Obligors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. No First Lien Secured Party shall have any obligation to the Second Lien Agent, any other Second Lien Secured Party, any Permitted Third Lien Representative or any other Permitted Third Lien Secured Party to keep any such Person informed of, and no such Person shall be entitled to rely on any First Lien Agent or any other First Lien Secured Party with respect to, (a) the financial condition of the Company and its subsidiaries and all endorsers, pledgors and/or guarantors of any of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of any of the Secured Obligations. No Secured Party shall have any duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and no Secured Party shall make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder or under any First Lien Documents until the Discharge of First Lien Obligations has occurred and hereby agrees that no payment to any First Lien Agent or any other First Lien Secured Party pursuant to the provisions of this Agreement or any First Lien Document shall entitle the Second Lien Agent, any of the other Second Lien Secured Parties, any Permitted Third Lien Representative, or any of the other Permitted Third Lien Secured Parties to exercise any rights of subrogation in respect thereof until the Discharge of First Lien Priority Obligations has occurred.

8.6 Application of Payments. Except as otherwise provided herein, all payments received by any First Lien Secured Party may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the applicable First Lien Agent in its sole discretion deems appropriate, consistent with the terms of the applicable First Lien Documents. Except as otherwise provided herein, the Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties assents to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor. Except as otherwise provided herein, all payments received by any Second Lien Secured Party or any Permitted Third Lien Secured Party may be applied, reversed and reapplied, in whole or in part, consistent with the terms of the Second Lien Documents and the Permitted Third Lien Documents (as the case may be).

8.7 Governing Law; Jurisdiction; Consent to Service of Process; Waivers.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York Courts or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 8.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each party hereto hereby irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.7 any special, exemplary, punitive or consequential damages.

8.8 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

8.9 Notices.

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile, or sent to the e-mail address of the applicable recipient specified below (or the email address of a representative of the applicable recipient designated by such recipient from time to time to the parties hereto), as follows:

(a) if to the First Lien RBL Agent as of the date hereof, to it at Royal Bank of Canada, 20 King Street West, 4th Floor, Toronto, Ontario M5H 1C4, Canada, Attn: Manager Agency Services Group (Telephone No. (416) 842-3996, Facsimile No. (416) 842-4023);

(b) if to the Second Lien Agent as of the date hereof, to it at Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, DE 19801, Attention: Corporate Trust, Reference: Rex Energy Corporation 1.00%/8.00% Senior Secured Second Lien Notes Due 2020 (Facsimile No. (302) 421-9137);

(c) if to any Permitted Additional First Lien Representative, to it at its address for notices specified in its Joinder;

(d) if to any Permitted Third Lien Representative, to it at its address for notices specified in its Joinder;

(e) if to the Company, to it at Rex Energy Corporation, 366 Walker Drive, State College, PA 16801, Attention of Thomas Rajan, Chief Financial Officer (Telecopy No. (814) 278-7286); and

(f) if to any other Obligor, to it in care of the Company as provided in clause (d) above.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Obligor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or e-mail or on the date that is five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.9 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.9.

8.10 Further Assurances. Each of the Secured Parties agrees that each of them shall take such further action and shall execute and deliver to the other Persons such additional documents and instruments (in recordable form, if requested) as any other Secured Party or the Company, as applicable, may reasonably request to effectuate the terms of, and the payment priorities contemplated by, this Agreement, including, entering into an amendment, an amendment and restatement or a supplement of this Agreement (including for the purposes of effecting a Refinancing contemplated by Section 5.5). The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by any such representatives in connection with the execution and delivery of such additional documents and instruments.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon each of the Secured Parties and the respective permitted successors and assigns of any of the foregoing Persons.

8.12 Specific Performance. Any First Lien Agent may demand specific performance of this Agreement. The Second Lien Agent, each of the other Second Lien Secured Parties, each Permitted Third Lien Representative, and each of the other Permitted Third Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Lien Agent.

8.13 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or electronic delivery in.pdf format, each of which shall be an original and all of which shall together constitute one and the same document.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each First Lien Agent represents and warrants that this Agreement is binding upon the First Lien Secured Parties it represents. The Second Lien Agent represents and warrants that this Agreement is binding upon the Second Lien Secured Parties. Each Permitted Third Lien Representative represent and warrants that this Agreement is binding upon the Permitted Third Lien Secured Parties it represents.

8.16 No Third Party Beneficiaries; Successors and Assigns; Provisions Solely to Define Relative Rights.

(a) This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, each of the Secured Parties.

(b) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of each of the Secured Parties. None of the Company, any other Obligor or any other creditor of any of the foregoing shall have any rights hereunder, and neither the Company nor any other Obligor may rely on the terms hereof.

8.17 Effectiveness of Agreement. This Agreement shall become effective when executed and delivered by the parties hereto. All references to the Company or any other Obligor shall include the Company or any other Obligor as debtor and debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

8.18 Agent Capacities. It is understood and agreed that:

(a) (i) Royal Bank is entering into this Agreement solely in its capacity as the First Lien RBL Agent, and (ii) the provisions of the RBL Credit Agreement affording rights, privileges, protections, immunities and indemnities to Royal Bank as administrative agent thereunder, including the provisions of the RBL Credit Agreement applicable to Royal Bank as administrative agent thereunder shall also apply to Royal Bank as First Lien Agent; and

(b) (i) Wilmington is entering into this Agreement solely in its capacity as the Second Lien Agent, and (ii) the provisions of the Second Lien Indenture affording rights, privileges, protections, immunities and indemnities to Wilmington as trustee thereunder, including the provisions of the Second Lien Indenture applicable to Wilmington as trustee thereunder shall also apply to Wilmington as Second Lien Agent hereunder.

8.19 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify any provisions of any of the Documents, or is intended to or will permit the Company or any subsidiary thereof to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any of the Documents; (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Documents on the Collateral (or any other assets) as among the First Lien Secured Parties, it being expressly acknowledged and agreed that such relative priorities may be subject to any intercreditor agreements governing such relative priorities; (c) otherwise change the relative rights of the First Lien Secured Parties in respect of the Collateral as among such First Lien Secured Parties, it being expressly acknowledged and agreed that such relative rights of the First Lien Secured Parties may be subject to any intercreditor agreements governing such rights; (d) change the relative priorities of the Second Lien Obligations or the Liens granted under the Second Lien Documents on the Collateral (or any other assets) as among the Second Lien Secured Parties, it being expressly acknowledged and agreed that such relative priorities may be subject to any intercreditor agreements governing such relative priorities; (e) otherwise change the relative rights of the Second Lien Secured Parties in respect of the Collateral as among such Second Lien Secured Parties, it being expressly acknowledged and agreed that such relative rights of the Second Lien Secured Parties may be subject to any intercreditor agreements governing such rights; or (f) obligate the Company or any subsidiary thereof to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any of the Documents.

8.20 References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any of the Documents (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of such Documents, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (a) made in accordance with such Documents and (b) either made in accordance with this Agreement and the other Documents or is approved in writing by, or on behalf of, the requisite Secured Parties as are needed under the terms of each of such other Documents, as applicable, to approve such amendment or modification.

8.21 Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the First Lien Secured Parties (as among themselves), the

Second Lien Secured Parties (as among themselves), and/or the Third Lien Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) (including any First Lien Intercreditor Agreement) with a First Lien Agent, Second Lien Agent, and/or Permitted Third Lien Representative, respectively, governing the rights, benefits and privileges as among the First Lien Secured Parties themselves, among the Second Lien Secured Parties themselves, and/or among the Permitted Third Lien Secured Parties, as the case may be, in respect of any or all of the Collateral, this Agreement and the other First Lien Collateral Documents, the other Second Lien Collateral Documents, and/or the Permitted Third Lien Documents, as the case may be, including as to the application of proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement, any First Lien Collateral Documents, any Second Lien Collateral Documents, or any Permitted Third Lien Documents, as the case may be (it being understood and agreed that any First Lien Intercreditor Agreement does not violate or conflict with any such Documents). In any event, if a respective intercreditor agreement (or similar arrangement) (including any First Lien Intercreditor Agreement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, any First Lien Collateral Document, any Second Lien Collateral Document, or any Permitted Third Lien Document, and the provisions of this Agreement, the First Lien Collateral Documents, the Second Lien Collateral Documents, and the Permitted Third Lien Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

8.22 Supplements. Upon the execution by any Affiliate of the Company of a supplement hereto in form and substance reasonably satisfactory to each Representative, such Affiliate shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as each Obligor are so bound.

8.23 Reciprocal Rights.

(a) The parties agree that the provisions of Sections 2.6(a), 3.1, 3.2, 3.3, 4.2(b), 4.2(c), 4.3, 5.1, 5.2, 5.4, 6.1(f), 6.2, 6.3, 6.4, 6.6, 6.7, 6.10, and 8.5, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between each First Lien Agent and the other First Lien Secured Parties with respect to the First Lien Obligations, on the one hand, and the Second Lien Agent and the other Second Lien Secured Parties with respect to the Second Lien Obligations, on the other hand, (a) shall, from and after the Discharge of First Lien Priority Obligations and until the Discharge of Second Lien Priority Obligations, apply to and govern, mutatis mutandis, the relationship between the Second Lien Agent and the other Second Lien Secured Parties with respect to the Second Lien Priority Obligations, on the one hand, and each First Lien Agent and the other First Lien Secured Parties with respect to the Excess First Lien Obligations, on the other hand, and (b) shall, from and after both the Discharge of First Lien Priority Obligations and the Discharge of Second Lien Priority Obligations, and until the payment in full in cash of the Excess First Lien Obligations and the termination or expiration of all commitments, if any, to extend credit that would constitute Excess First Lien Obligations, apply to and govern, mutatis mutandis, the relationship between each First Lien Agent and the other First Lien Secured Parties with respect to the Excess First Lien Obligations, on the one hand, and the Second Lien Agent and the other Second Lien Secured Parties with respect to the Excess Second Lien Obligations, on the other hand.

(b) The parties agree that the provisions of Sections 3.1, 3.2, 3.3, 4.2(b), 3.3, 5.1, 5.2, 5.4, 6.1(c) through (f), 6.2, 6.3, 6.4, 6.6, 6.7, 6.10, and 8.5, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between each First Lien Agent and the other First Lien Secured Parties with respect to the First Lien Obligations, on the one hand, and the Second Lien Agent and the other Second Lien Secured Parties with respect to the Second Lien Obligations and any Permitted Third Lien Representative and the other Permitted Third Lien Secured Parties with respect to any Permitted Third Lien Obligations, on the other hand, (a) shall, from and after the payment in full in cash of the First Lien Obligations and the termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations, apply to and govern, mutatis mutandis, the relationship between the Second Lien Agent and the other Second Lien Secured Parties with respect to the Second Lien Obligations, on the one hand, and any Permitted Third Lien Representative and the other Permitted Third Lien Secured Parties with respect to the Permitted Third Lien Obligations, on the other hand.

8.24 Permitted Additional First Lien Obligations and Permitted Third Lien Obligations. Notwithstanding any of the foregoing provisions of this Agreement, until such time as a Permitted Additional First Lien Representative for Permitted Additional First Lien Obligations has entered into, and, for itself and on behalf of the Permitted Additional First Lien Secured Parties it represents, agreed to be bound by the terms of, this Agreement pursuant to a Joinder, none of the provisions of this Agreement relating to the Permitted Additional First Lien Obligations shall be operative. Notwithstanding any of the foregoing provisions of this Agreement, until such time as a Permitted Third Lien Representative for Permitted Third Lien Obligations has entered into, and, for itself and on behalf of the Permitted Third Lien Secured Parties it represents, agreed to be bound by the terms of, this Agreement pursuant to a Joinder, none of the provisions of this Agreement relating to the Permitted Third Lien Obligations shall be operative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ROYAL BANK OF CANADA, in its capacity as First Lien RBL Agent

By:	/s/ James S. Wolfe
	Name:	James S. Wolfe
	Title:	Managing Director

WILMINGTON SAVINGS FUND SOCIETY, FSB, in its capacity as Second Lien Agent

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Vice President

[Signature Page to Intercreditor Agreement]

Acknowledged and Agreed:

REX ENERGY CORPORATION

By:	/s/ Thomas Rajan
Name:	Thomas Rajan
Title:	Chief Financial Officer

GUARANTORS:

REX ENERGY I, LLC
REX ENERGY OPERATING CORP.
REX ENERGY IV, LLC
PENNTEX RESOURCES ILLINOIS, INC.
R.E. GAS DEVELOPMENT, LLC

By:	/s/ Thomas Rajan
Name:	Thomas Rajan
Title:	Chief Financial Officer

[Signature Page to Intercreditor Agreement]

Exhibit A

FORM OF

JOINDER AGREEMENT

[FOR PERMITTED ADDITIONAL FIRST LIEN OBLIGATIONS: The undersigned,                     , a                     , hereby (a) agrees to become party as Permitted Additional First Lien Representative to the Intercreditor Agreement dated as of March 31, 2016 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among ROYAL BANK OF CANADA (“Royal Bank”), in its capacity as the First Lien RBL Agent, WILMINGTON SAVINGS FUND SOCIETY, FSB (“Wilmington”), in its capacity as the Second Lien Agent, each Permitted Additional First Lien Representative, each Permitted Third Lien Representative, REX ENERGY CORPORATION, a Delaware corporation (together with its successors in such capacity and as provided in Section 8.17 thereof, the “Company”), and the subsidiaries of the Company from time to time party thereto, for all purposes thereof on the terms set forth therein, and (b) agrees on behalf of itself and the Permitted Additional First Lien Secured Parties it represents to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The undersigned is entering into the Intercreditor Agreement solely in its capacity as [                    ] under that certain [                            ] (the “[                    ]”), and (ii) the provisions of the [                    ] affording rights, privileges, protections, immunities and indemnities to the undersigned as [                    ] thereunder, including the provisions of the [                    ] applicable to the undersigned as [                    ] thereunder shall also apply to the undersigned as a Permitted Additional First Lien Representative thereunder.

The undersigned’s address for notices for the purposes of Section 8.9 of the Intercreditor Agreement is: ]

[FOR PERMITTED THIRD LIEN OBLIGATIONS: The undersigned,                     , a                     , hereby (a) agrees to become party as Permitted Third Lien Representative to the Intercreditor Agreement dated as of March 31, 2016 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among ROYAL BANK OF CANADA (“Royal Bank”), in its capacity as the First Lien RBL Agent, WILMINGTON SAVINGS FUND SOCIETY, FSB (“Wilmington”), in its capacity as the Second Lien Agent, each Permitted Additional First Lien Representative, each Permitted Third Lien Representative, REX ENERGY CORPORATION, a Delaware corporation (together with its successors in such capacity and as provided in Section 8.17 thereof, the “Company”), and the subsidiaries of the Company from time to time party thereto, for all purposes thereof on the terms set forth therein, and (b) agrees on behalf of itself and the Permitted Third Lien Secured Parties it represents to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The undersigned is entering into the Intercreditor Agreement solely in its capacity as [                    ] under that certain [                            ] (the “[                    ]”), and (ii) the provisions of the [                    ] affording rights, privileges, protections, immunities and indemnities to the undersigned as [                    ] thereunder, including the provisions of the [                    ] applicable to the undersigned as [                    ] thereunder shall also apply to the undersigned as a Permitted Third Lien Representative thereunder.

The undersigned’s address for notices for the purposes of Section 8.9 of the Intercreditor Agreement is: ]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title: